EXECUTION VERSION

Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any referenced schedules will be furnished supplementally to the SEC upon request.

Ocwen Financial Corporation
Senior Secured Notes due 2027
___________________
Note and Warrant Purchase Agreement
___________________
Dated as of February 9, 2021

Table of Contents
Section    Heading    Page

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ANNEX A – Affirmative Covenants
ANNEX B – Negative Covenants
SCHEDULE A — Purchaser Commitments
SCHEDULE B — Defined Terms
SCHEDULE 4.15 — Terms of New First Lien Notes
SCHEDULE 5.7 — Capitalization
SCHEDULE 5.9 — Filings, Consents and Approvals
EXHIBIT 1 — Form of Note
EXHIBIT 2 — Form of Warrant Certificate
EXHIBIT 3 — Tax Matters
EXHIBIT 4 — Form of Registration Rights Agreement
EXHIBIT 5 — MAV Transaction Agreement Amendment
EXHIBIT 6 — Form of Junior Priority Intercreditor Agreement
EXHIBIT 7 — Form of Security Agreement
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Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409

Senior Secured Notes due 2027
Dated as of
February 9, 2021
To the Purchasers signatory hereto:
Ladies and Gentlemen:
Ocwen Financial Corporation, a corporation organized under the laws of Florida (the “Company”), agrees with the Purchasers signatory hereto and Oaktree Fund Administration, LLC, in its capacity as collateral agent for the Holders (together with its permitted successors in such capacity, “Collateral Agent”), on the date specified above (the “Signing Date”) as follows:
SECTION 1.    Authorization of Notes and Warrants.
Section 1.1.    Authorization of Notes.
The Company has authorized the issuance and sale of (i) $199,500,000 of Senior Secured Notes due 2027 (the “Initial Notes”), which shall, subject to the conditions set forth herein, be issued at the Initial Closing (as defined below) and (ii) up to $85,500,000 of additional Senior Secured Notes due 2027 (the “Additional Notes”), which shall, subject to the conditions set forth herein, be issued at the Subsequent Closing (as defined below) on the same terms and conditions as the Initial Notes and (iii) PIK Notes (as defined below), which may be issued from time to time hereunder after the Initial Closing as payment of interest hereunder. The “Initial Notes”, the “Additional Notes” and the “PIK Notes” are collectively referred to hereunder as the “Notes”. The “Notes” shall include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement. The Notes shall be substantially in the forms set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to an “Annex”, a “Schedule” or an “Exhibit” are, unless otherwise specified, to an Annex, a Schedule or an Exhibit attached to this Agreement.
Section 1.2.    Authorization of Warrants.
The Company has authorized the issuance and sale of warrants entitling the holders thereof to purchase from the Company at the Initial Closing a number of shares (in the aggregate) equal to 12.0% of the Company’s outstanding Common Stock (not on a fully diluted basis) at the Initial Closing pro forma for the transactions contemplated hereby (including the issuance of the Warrant Shares on exercise of the Warrants) at a price equal to $26.82 per share (such warrants, the “Warrants”), on the terms set forth in the Form of Warrant Certificate attached hereto as Exhibit 2.

SECTION 2.    Notes; Warrants.
Section 2.1.    Sale and Purchase of Notes; PIK Notes.
Subject to the terms and conditions of this Agreement, including the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, the Company may after the Signing Date, require that the Purchasers purchase Initial Notes from the Company by delivery of a written notice (an “Initial Notes Notice”) to the Purchasers. Subject to the conditions specified in Section 4, on not less than seven calendar days after delivery of an Initial Notes Notice or such earlier date to which the Company and the Purchasers may otherwise agree (such date, the “Initial Issue Date”), the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Initial Closing provided for in Section 3, Initial Notes in the principal amount specified opposite such Purchaser’s name in Schedule A under the heading “Principal Amount of Initial Notes” at the purchase price specified opposite such Purchaser’s name under the heading “Purchase Price for Initial Notes”. The aggregate principal amount of Initial Notes that may be authenticated and delivered under this Agreement on the Initial Issue Date is $199,500,000. On the earliest to occur of (x) 5:00 P.M., New York time, on March 31, 2021, if the Initial Issue Date has not yet then occurred, (y) the issuance of the New First Lien Notes without the substantially concurrent occurrence of the Initial Issue Date, and (z) any other consummation of an Alternate Transaction (such earliest date, the “Outside Date”), the Purchasers’ commitments hereunder to purchase Notes shall immediately terminate. For the avoidance of doubt, the Company’s obligation to pay the Alternate Transaction Fee shall survive such termination of the Purchasers’ commitments.

Subject to the terms and conditions of this Agreement, including the conditions precedent set forth in Section 4A of this Agreement, the Company may after the Initial Issue Date, require that the Purchasers purchase Additional Notes from the Company by delivery of a written notice (an “Additional Notes Notice”) to the Purchasers. Subject to the conditions specified in Section 4A, on the tenth Business Day after delivery of an Additional Notes Notice or such earlier date to which the Company and the Purchasers may otherwise agree (such date, the “Subsequent Issue Date”), the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Subsequent Closing provided for in Section 3, Additional Notes in the principal amount specified opposite such Purchaser’s name in Schedule A under the heading “Principal Amount of Additional Notes” at the purchase price specified opposite such Purchaser’s name under the heading “Purchase Price for Additional Notes”. The aggregate principal amount of Additional Notes which may be authenticated and delivered under this Agreement on the Subsequent Issue Date is $85,500,000. On the one-year anniversary of the Initial Issue Date, if the Subsequent Issue Date has not yet then occurred, the Purchasers’ commitments hereunder to purchase Additional Notes shall immediately terminate, and the Company shall promptly (and, in any event, within three (3) Business Days) pay the Purchasers the Additional Notes Termination Fee (to the extent required pursuant to the terms of Section 2.2(b) hereof).

On any Interest Payment Date (as defined in the Note) on which the Company pays PIK Interest (as defined in the Note) by issuing an additional note (a “PIK Note”) (such payment, a “PIK Payment”), the Company shall issue a principal amount of PIK Notes to each Holder in the amount of the PIK Payment, which amount shall be rounded up to the nearest whole dollar.
The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.
The Initial Notes, any Additional Notes and any PIK Notes will be treated as a single class for all purposes under this Agreement, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Agreement include any Additional Notes and PIK Notes that are actually issued. The Initial Notes, the Additional Notes and the PIK Notes shall be issued and evidenced in electronic form (in “portable document format” (“.pdf”) form or any other electronic form).
Section 2.2.    Alternate Transaction Fee; Additional Notes Termination Fee.
(a)    If the Initial Issue Date shall not have occurred (other than as a result of any breach by the Purchasers of their obligations to purchase Notes) and, on or prior to August 9, 2021, the Company or any of its Subsidiaries, in one or more transactions, issues or incurs any Indebtedness for borrowed money (whether in the form of bank or other credit financing or the issuance and/or sale of debt securities (including, for the avoidance of doubt, the New First Lien Notes) or otherwise, but excluding Indebtedness of the type described in clauses (2), (5), (6), (7), (10), (11), (12), (15), (18), (20), (23), (25), (26), (29) and (31) of the definition of “Permitted Indebtedness” incurred in the ordinary course of business) or issues or sells any equity interests, in each case to a Person other than the Purchasers, which generate proceeds in excess of $100,000,000 in the aggregate (any such transaction or transactions, an “Alternate Transaction”), then the Company shall pay (or cause to be paid) to the Purchasers an alternate transaction fee (the “Alternate Transaction Fee”) in an aggregate amount equal to $35,000,000 immediately upon consummation of such Alternate Transaction, which Alternate Transaction Fee shall be allocated ratably to the Purchasers based on their respective obligations to purchase Notes as set forth on Schedule A.
(b)    If (x) the Initial Issue Date shall have occurred, (y) the MAV Condition shall have been satisfied and (z) the Subsequent Issue Date does not occur on or prior to the one-year anniversary of the Initial Issue Date (other than as a result of any breach by the Purchasers of their obligations to purchase Additional Notes), then on the one-year anniversary of the Initial Closing, in connection with the termination of the Purchasers’ commitments to purchase Additional Notes, the Company shall pay to the Purchasers a termination fee (which shall be allocated ratably to the Purchasers based on their respective obligations to purchase Additional Notes as set forth on Schedule A) equal to the sum of (i) the original issue discount with respect to the Additional Notes that would have been received by the Purchasers if the Subsequent Issue Date had occurred and (ii) the Make-Whole Amount with respect to the Additional Notes, assuming for such purpose that all of the Additional Notes had been issued on the one-year anniversary of the Initial Issue Date and immediately redeemed thereafter (the “Additional Notes Termination Fee”).
Section 2.3.    Tax Treatment.
The parties hereto agree to treat the Notes as indebtedness of the Company for U.S. federal income tax purposes. Each Purchaser and the Company hereby acknowledge and agree (i) to treat the Notes and the Warrants as part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code and, correspondingly, the Notes as having been issued with original issue discount for U.S. federal income tax purposes including the fair market value of the Warrants at the time of the issuance thereof, and (ii) that the aggregate fair market value of the Warrants will be based on a valuation as of the Initial Issue Date, which valuation shall be completed by the Company within thirty (30) calendar days of the Initial Issue Date; provided that the Company shall cooperate with the Purchasers and their Affiliates in completing such valuation, including by allowing the Purchasers or any of their Affiliates to review and comment on such valuation before it is finalized, and that such amount will be allocable ratably to the Warrants pursuant to Treasury Regulations Section 1.1273-2(h), with the balance of the issue price of the investment unit allocable to the Notes. The Purchasers and the Company shall prepare their respective U.S. federal and applicable state and local income tax returns in a manner consistent with the foregoing treatment.
Section 2.4.    Warrants.
Subject to the terms and conditions of this Agreement, including the satisfaction of the conditions precedent set forth in Section 4, at the Initial Closing, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company for the consideration with respect to the Notes specified in Section 2.1 above (and no additional consideration), Warrants to purchase such Purchaser’s ratable allocation (based on the Purchasers’ respective obligations to purchase Notes as set forth on Schedule A) of 12.0% of the Company’s outstanding Common Stock (not on a fully diluted basis) as of the Initial Issue Date pro forma for the transactions contemplated hereby (including the issuance of the Warrant Shares on exercise of the Warrants).
SECTION 3.    Closing.

The sale and purchase of (i) the Initial Notes and the Warrants to be purchased by each Purchaser shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY at a closing (the “Initial Closing”) to take place at 11:00 A.M., New York time, on the Initial Issue Date and (ii) any Additional Notes to be purchased by each Purchaser shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY, at 11:00 A.M., New York time, at the closing (the “Subsequent Closing”, together with the Initial Closing, each a “Closing”) on the Subsequent Issue Date. At each Closing, the Company shall deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the applicable Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing by the Company no later than three (3) Business Days prior to the applicable Closing. At the Initial Closing, the Company shall deliver to each Purchaser the Warrants to be purchased by such Purchaser. If, at the applicable Closing, the Company shall fail to tender such Notes or such Warrants to any Purchaser as provided above in this Section 3, or any of the applicable conditions specified in Section 4 or 4A shall not have been fulfilled, such Purchaser shall, at such Purchaser’s election, be relieved of its obligations under this Agreement to consummate the applicable purchase of Initial Notes, Additional Notes or Warrants on such Closing.
SECTION 4.    Conditions to Initial Closing.
The obligation of each Purchaser to purchase and pay for the Initial Notes and the Warrants to be sold to such Purchaser at the Initial Closing is subject to the satisfaction, at the Initial Closing, of the following conditions:
Section 4.1.    Representations and Warranties of the Company.
The representations and warranties of the Company in this Agreement shall (a) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects when made and at the time of and immediately after giving effect to the Initial Closing, and (b) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects when made and at the time of and immediately after giving effect to the Initial Closing.
Section 4.2.    Performance; No Default.
The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Initial Closing. Before and after giving effect to the issue and sale of the Initial Notes (and the application of the proceeds thereof as contemplated by Section 10 of Annex A) and the Warrants, no Default or Event of Default shall have occurred and be continuing.
Section 4.3.    Certificates.

(a)    Officer’s Certificate of Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Initial Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been satisfied.
(b)    Secretary’s Certificate of Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Initial Closing, certifying as to the bylaws and resolutions attached thereto, the incumbency of officers signatory thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the issuance of the Warrants required to be issued at the Initial Closing pursuant to Section 4.7.

(d)    Certificate of Status. The Company shall have delivered to such Purchaser a certificate of status dated as of a recent date from the Secretary of State of Florida.
(e)    Certified Articles. The Company shall have delivered to such Purchaser certified copies of the articles or certificate of incorporation or other registered organizational documents from the Secretary of State of Florida.
(f)    Solvency Certificate. The Company shall have delivered to such Purchaser a certificate dated the date of the Initial Closing from the chief executive officer or chief financial officer of the Company certifying as to the Solvency of the Company and its Subsidiaries (on a consolidated basis) before and after giving effect to the issuance of the Initial Notes, the Warrants and the New First Lien Notes (and the application of the proceeds thereof as contemplated by Section 5.23).
Section 4.4.    Opinions of Counsel.
Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Initial Closing, from (i) Mayer Brown LLP, as New York special counsel for the Company and (ii) Greenberg Traurig, LLP, as Florida special counsel for the Company (and the Company hereby instructs its special counsel to deliver such opinion to such Purchaser).
Section 4.5.    Existing Indebtedness.
Substantially concurrent with the issuance of the Initial Notes, any commitments in respect of the Existing Indebtedness shall be terminated, all amounts outstanding with respect thereto shall be repaid in full, there shall be no obligations, contingent or otherwise (other than with respect to unasserted indemnification obligations), continuing thereunder, and any Liens securing the Existing Indebtedness shall be terminated, released and discharged. The Company shall provide to each Purchaser evidence reasonably satisfactory to such Purchaser of such.
Section 4.6.    Purchase Permitted by applicable law, Etc.
On the date of the Initial Closing, the purchase of the Initial Notes and Warrants shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by any Purchaser in writing at least one (1) Business Day prior to the Initial Closing, such Purchaser shall have received an Officer’s Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.7.    Initial Notes; Warrants.
The Company shall have issued to such Purchaser such Purchaser’s pro rata portion of (x) the Initial Notes in the form of the Form of Note attached as Exhibit 1 and in accordance with Section 2.1 and (y) the Warrants in the form of the Form of Warrant Certificate attached as Exhibit 2 and in accordance with Section 2.4.
Section 4.8.    Payment of Special Counsel Fees.
Subject to Section 15.1, the Company shall have paid on or before the Initial Closing the reasonable and documented fees, charges and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
Section 4.9.    Changes in Corporate Structure.
The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation nor shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.6.
Section 4.10    Board Observers.
As of the Initial Closing, Brian Laibow and Jason Keller shall have been appointed as Board Observers in accordance with Section 9 of Annex A.
Section 4.11.    Proceedings and Documents.
All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and Paul, Weiss, Rifkind, Wharton & Garrison LLP, and such Purchaser and Paul, Weiss, Rifkind, Wharton & Garrison LLP shall have received all such counterpart originals or certified or other copies of such documents related to the transactions contemplated hereby as such Purchaser or Paul, Weiss, Rifkind, Wharton & Garrison LLP may reasonably request.
Section 4.12.    Intercreditor Agreement; Security Documents.
The Company (and, in the case of the Junior Priority Intercreditor Agreement, the New Notes Collateral Trustee) shall have entered into this Agreement, the Junior Priority Intercreditor Agreement and the Security Agreement, in each case, in form and substance reasonably satisfactory to such Purchaser.
Section 4.13.    UCC-1 Financing Statement.
The Company shall have delivered to the Collateral Agent a UCC-1 financing statement with respect to the Company that, upon filing, shall perfect the security interest of the Collateral

Agent in the assets of the Company pledged to the Collateral Agent as Collateral pursuant to the Security Agreement.
Section 4.14.    Approvals, Consents.
All approvals, authorizations, consents or orders of and filings, registrations and qualification with, any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and its consummation of the transactions contemplated herein or thereunder shall have been obtained.
Section 4.15.    New First Lien Notes.
The Purchasers shall have received evidence, in form and substance reasonably satisfactory to the Purchasers, that the New First Lien Notes shall have been issued and that the New First Lien Notes and all related documents remain in full force and effect. The net cash proceeds of the New First Lien Notes and the Initial Notes, in each case, before all fees and expenses associated therewith, shall exceed the amount required to satisfy the Existing Indebtedness in full by at least $35,000,000.
Section 4.16.    MAV.
The MAV Transaction Agreement shall remain in full force and effect, and the parties thereto shall have entered into an amendment in respect thereof, in substantially the form attached hereto as Exhibit 5, permitting the transactions contemplated hereby (including the purchase by the Purchasers of the Warrants and the issuance of Warrant Shares on exercise thereof).
Section 4.17.    Registration Rights Agreement.
The Company and the Purchasers shall have executed the Registration Rights Agreement, in substantially the form attached hereto as Exhibit 4 (the “Registration Rights Agreement”).
Section 4.18.    Outside Date.
The Initial Issue Date shall have occurred on or prior to the Outside Date.
Section 4.19.    Schedule Update.
The Company shall have delivered to each Purchaser an updated Schedule 5.7, setting forth the number of shares of Company Common Stock (x) issued and outstanding and (y) on a fully diluted basis, in each case as of the close of business on the Business Day immediately prior to the Initial Issue Date.

Section 4A. Conditions to Closing of Additional Notes.
The obligation of each Purchaser to purchase and pay for the Additional Notes to be sold to such Purchaser at the Subsequent Closing is subject to the satisfaction, at the Subsequent Closing, of the following conditions:
Section 4A.1.    Representations and Warranties of the Company.
The representations and warranties of the Company in this Agreement shall (a) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects when made and at the time of and immediately after giving effect to the Subsequent Closing, and (b) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects when made and at the time of and immediately after giving effect to the Subsequent Closing.
Section 4A.2.    No Default or Event of Default,
Before and after giving effect to the issue and sale of the Additional Notes (and the application of the proceeds thereof as contemplated by Section 5.24), no Default or Event of Default shall have occurred and be continuing.
Section 4A.3.    Compliance Certificates.
(a)    Officer’s Certificate of Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4A.1, 4A.2 and 4A.4 have been fulfilled.
(b)    Solvency Certificate. The Company shall have delivered to such Purchaser a certificate dated the Subsequent Issue Date from the chief executive officer or chief financial officer of the Company certifying as to the Solvency of the Company and its Subsidiaries (on a consolidated basis) before and after giving effect to the issuance of Additional Notes (and the application of the proceeds thereof as contemplated by Section 5.23).
Section 4A.4.    Pro Forma Compliance with Covenants.
Before and after giving effect to the issue and sale of the Additional Notes (and the application of the proceeds thereof as contemplated by Section 5.24), the Company shall be in pro forma compliance with the financial covenants set forth in Section 10A.
Section 4A.5.    Purchase Permitted by Applicable Law, Etc.
On the Subsequent Issue Date, the purchase of Additional Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, (ii) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by any Purchaser in writing at least one (1) Business Day prior to the Subsequent Issue Date, such Purchaser shall have received an Officer’s Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4A.6.    MAV.
(x) The Purchasers shall have received evidence, in form and substance reasonably satisfactory to the Purchasers, that the MAV Condition shall have been satisfied and (y) the MAV Transaction shall have been consummated or, if the requisite regulatory approvals for the MAV Transaction shall not have been received, the Alternate MAV Transaction shall have been consummated.
Section 4A.7. Initial Closing.
The Initial Closing shall have occurred.
Section 4A.8. Subsequent Closing.
The Subsequent Closing shall occur no later than the one year anniversary of the Initial Closing.
Section 4A.9. Book Value of Equity.
Immediately before giving effect to the issuance of the Additional Notes, the book value of the common equity of the Company and its Subsidiaries, calculated on a consolidated basis, shall be no less than $360,000,000.

Section 4A.10. Additional Notes.
The Company shall have issued to such Purchaser such Purchaser’s pro rata portion of the Additional Notes in the form of the Form of Note attached as Exhibit 1 and in accordance with Section 2.1.

SECTION 5.    Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser that:
Section 5.1.    SEC Reports.
The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), since January 1, 2018. The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the Signing Date, the Initial Issue Date and the Subsequent Issue Date), complied, and comply, in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 5.2.    Organization; Power and Authority.
The Company and each Significant Subsidiary has been duly incorporated, formed or organized and is validly existing as a corporation, general or limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization with full power and authority to own its respective properties and to conduct its respective businesses except as described the SEC Reports, and, in the case of the Company, to execute and deliver the Transaction Documents and to consummate the transactions contemplated herein and therein.

Section 5.3.    Qualification.
Each of the Company and the Subsidiaries is duly qualified or licensed and in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4.    Compliance.
Neither the Company nor any of its Subsidiaries is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (each, a “Law”) applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 5.5.    No Conflicts. The issuance and sale of the Notes and the Warrants, the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated herein and therein (including the issuance of the Warrant Shares upon any exercise of the Warrants, as applicable) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its

Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the Organizational Documents of the Company or any of its Subsidiaries or (iii) result in the violation of any Law to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Warrants.
Section 5.6.    Financial Statements.
The consolidated financial statements, including the notes thereto, included in the SEC Reports (i) present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto in effect at the time of such filings; (iii) have been prepared in conformity with GAAP applied on a consistent basis during the periods covered and in accordance with Regulation S-X promulgated by the Commission; and (iv) all disclosures contained in the SEC Reports, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
Section 5.7.    Capitalization.
All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and issued without violation of any statutory or contractual preemptive right or right of first refusal. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the Company’s Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable securities thereof and, except as disclosed in the SEC Reports, all of the outstanding shares of capital stock, partnership interest or membership interests, as the case may be, of the Company’s Subsidiaries are directly or indirectly owned of record and beneficially by the Company free and clear of Liens except for Permitted Liens; and except as disclosed in the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Schedule 5.7 sets forth the number of shares of Company Common Stock (x) issued and outstanding and (y) on a fully diluted basis, in each case as of the close of business on the Business Day immediately prior to the Signing Date.
Section 5.8.    Warrant Shares Authorized.

The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued upon exercise of the Warrants, in accordance with the terms of the Warrants, will be fully paid and nonassessable, and the issuance of the Warrant Shares will not be subject to any statutory or contractual preemptive right, right of first refusal or other similar rights; the Warrant Shares, when issued and delivered against payment therefor as provided in the Warrants will be free of any restriction upon the voting or transfer thereof other than the restrictions on ownership and transfer set forth in the Company’s charter or this Agreement.
Section 5.9.    Filings, Consents and Approvals.
No approval, authorization, consent or order of or filing, registration or qualification with, any Governmental Authority is required in connection with the execution, delivery and performance of the Transaction Documents or its consummation of the transactions contemplated herein or therein (including the Company’s sale and delivery of the Notes and the Warrants and the Company’s issuance of the Warrant Shares upon exercise of the Warrants), other than (i) the filings listed on Schedule 5.9 hereof, (ii) the filing with the Commission of SEC Reports, (iii) application(s) to NYSE for the listing of the Warrant Shares for trading thereon in the time and manner required thereby, (iv) such filings as are required to be made under applicable state securities laws and (v) filing with the Commission, for its approval, of the registration statement pursuant to the Registration Rights Agreement. Except as provided in Schedule 5.9, no stockholder approvals are required under the rules of the NYSE in connection with the issuance and sale of the Notes or the Warrants, or the issuance of the Warrant Shares upon exercise of the Warrants.
Section 5.10.    Authorization and Enforcement.
The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement and each of the other Transaction Documents have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
Section 5.11.    Accountants.
Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the SEC Reports, is, and was during the periods covered by its reports, an independent registered public accounting firm as required by the Securities Act and the Exchange Act and is registered with the Public Company Accounting Oversight Board.
Section 5.12.    Litigation.
Except as described in the SEC Reports filed or furnished on or prior to the Signing Date, since January 1, 2018, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries or any of their respective executive officers or directors in the performance of their duties to the Company or any Subsidiary, is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary or such executive officer or director, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the SEC Reports that are not so described in the SEC Reports and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the SEC Reports or described in the SEC Reports that are not so filed as exhibits to the SEC Reports or described in the SEC Reports.
Section 5.13.    Insurance.
Except as disclosed in the SEC Reports, the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary and prudent, and in the Company’s reasonable belief, are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business without significant increase in cost.
Section 5.14.    Regulatory Permits.
Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Law and in connection with the issuance and sale of the Notes and the Warrants, the Warrant Shares to be issued upon exercise of the Warrants, and the consummation by the Company of the transactions contemplated hereby. Each of the Company and the Subsidiaries has obtained all necessary licenses, authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the SEC Reports, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the

Subsidiaries is required by any applicable Law to obtain any additional accreditation or certification from any Governmental Authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the SEC Reports, except to the extent that any failure to have such accreditation or certification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company, nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the SEC Reports.
Section 5.15.    Title to Assets.
The Company and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all Liens, encumbrances, claims and defects and imperfections of title (other than Permitted Liens).
Section 5.16.    Internal Accounting Controls.
The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 5.17.    Disclosure Controls.
The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the end of the period covered by the most recently filed periodic report under the Exchange Act, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.
Section 5.18.    Sarbanes-Oxley.
There is and has been no failure on the part of the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.
Section 5.19.    Certain Fees.
Except for the placement agent fees payable to Credit Suisse Securities (USA) LLC and Barclays Capital Inc. at the Initial Closing, in their respective capacities as placement agents with respect to the issuance and the sale of the Notes and the Warrants, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated herein. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.19 that may be due in connection with the transactions contemplated by the Transaction Documents.
Section 5.20.    Descriptions in SEC Reports.
The shares of the Company’s Common Stock conform in all material respects to the descriptions thereof contained in the SEC Reports, this Agreement and the Warrants.
Section 5.21.    Registration Rights.
Except as disclosed in the SEC Reports and other than the Registration Rights Agreement and the registration rights agreement with respect to the MAV Transaction, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to any registration statement or otherwise registered by the Company under the Securities Act, all of which registration or similar rights are fairly summarized in the SEC Reports.
Section 5.22.    Compliance with ERISA.
(a)     The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws, and to the knowledge of the Company, each Multiemployer Plan has been administered in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than to satisfy the minimum funding standards of ERISA or to pay required premiums to the PBGC) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to sections 412, 430(k) or 436(f) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.
(d)    Except as would not reasonably be expected to result in a Material Adverse Effect, the expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is disclosed in the audited financial statements for the Fiscal Year ended December 31, 2019 filed with the Commission.
Section 5.23.    Use of Proceeds; Margin Regulations.
The Company will use the proceeds of the sale of the Notes solely for the purpose set forth in Section 10 of Annex A. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own any margin stock in an amount in excess of 5% of Total Assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.24.    Environmental Laws.
Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Company and the Subsidiaries has received and is in compliance with all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
Section 5.25.    No Changes from SEC Reports.

Since December 31, 2019, there has not been any Material Adverse Effect or any development that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the SEC Reports, and except as may be otherwise stated in such documents, there has not been (A) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (B) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
Section 5.26.    Labor Relations.
No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
Section 5.27.    Title to Intellectual Property.
Except as disclosed in the SEC Reports furnished or filed as of the Signing Date or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to have a Material Adverse Effect.
Section 5.28.    Investment Company.
Neither the Company nor any of its Subsidiaries is, and immediately after receipt of payment for the Notes and the Warrants, will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 5.29.    No Integrated Offering.
Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 5A, other than the MAV Transaction, neither the Company nor any Person acting on behalf of the Company has, directly or indirectly, sold or issued any securities, under circumstances that would cause this offering of the Warrants to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of NYSE on which any of the securities of the Company are listed or designated.

Section 5.30.    Tax Status.
The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the Signing Date, except where the failure to pay or file such taxes would not have a Material Adverse Effect; and except as otherwise disclosed in the SEC Reports furnished or filed as of the Signing Date, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except for any deficiency that would not have a Material Adverse Effect.
Section 5.31.    Foreign Corrupt Practices.
Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any political parties or campaigns from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. No part of the proceeds from the sale of the Notes or Warrants hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any governmental official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.

Section 5.32.    Money Laundering.
The operations of the Company and its Subsidiaries are and since January 1, 2014 have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator in the United States or, to the knowledge of the Company, outside of the United States involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
Section 5.33.    Foreign Assets Control Regulations, Etc.
(a)     Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”); provided, however, that the representation and warranty in clause (ii) above, as it relates to any beneficial owner of any publicly traded Controlled Entity, is only made to the Company’s knowledge. Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes or the Warrants hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of any U.S. Economic Sanctions, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions or (iii) has been assessed civil penalties under any U.S. Economic Sanctions. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future U.S. Economic Sanctions.
Section 5.34.    No Registration.
Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 5A and the Purchasers’ compliance with its obligations set forth herein, no registration under the Securities Act is required for the offer and sale of the Warrants.
Section 5.36.    Issued and Outstanding Shares.
The issued and outstanding shares of Common Stock of the Company are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “OCN”. Except as disclosed in the Company’s filings with the Commission and except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no action, claim, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the Commission, respectively, to prohibit or terminate the listing of the Company’s Common Stock on NYSE or to deregister the Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.
Section 5.37.    Solvency.
On the Signing Date, the Initial Issue Date and the Subsequent Issue Date, after giving effect to the transactions contemplated hereby and the other Transaction Documents, the Company and its Subsidiaries, on a consolidated basis, are Solvent.
SECTION 5A. Representations of the Purchaser.
Each Purchaser represents, severally and not jointly, to the Company as of the Signing Date (and, solely with respect to the representations and warranties set forth in Sections 5A.1, 5A.2, 5A.3, 5A.4, 5A.5, 5A.6, 5A.7, 5A.8, 5A.10 and 5A.11, as of the Initial Issue Date and the Subsequent Issue Date) that:
Section 5A.1.    Experience.
(i) Such Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Notes and the Warrants, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Notes and the Warrants; (ii) such Purchaser is acquiring the Notes and the Warrants in the ordinary course of its business and for its own account for investment only and with no present intention of distributing the Notes or the Warrants or any arrangement or understanding with any other persons regarding the distribution of any Notes or Warrants (this representation and warranty does not limit such Purchaser’s right to sell in compliance with the Securities Act and the rules and regulations promulgated under the Exchange Act and the Securities Act (together, the “Rules and Regulations”); (iii) such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Notes or Warrants, nor will such Purchaser engage in any Short Sale (as defined below) that results in a disposition of any Notes or Warrants by such Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; and (iv) such Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them.
Section 5A.2.    Institutional Accredited Investor.
At the time such Purchaser was offered the Notes and Warrants, and as of the date of this Agreement, it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
Section 5A.3.    Reliance on Exemptions.

Such Purchaser understands that the Notes and the Warrants are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes and the Warrants.
Section 5A.4.    No Reliance.
In making a decision to purchase the Notes and the Warrants, such Purchaser: (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; and (iii) confirms that it has undertaken an independent analysis of the merits and risks of an investment in the Company, based on such Purchaser’s own financial circumstances.
Section 5A.5.    Investment Decision.
Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Notes and the Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes and the Warrants.
Section 5A.6.    Legend.
Such Purchaser understands that, until such time as the Warrants and any Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and except if and to the extent otherwise provided below in this Section 5A.6, the Warrants and any Warrant Shares will bear a restrictive legend in substantially the following form:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY

TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
The Warrant Shares shall not be required to contain any legend (including the legend set forth above in this Section 5A.6) while a registration statement covering the resale of such Warrant Shares is effective under the Securities Act. The Company shall cause its counsel to issue a legal opinion to American Stock Transfer & Trust Company, LLC, in its capacity as the Company’s transfer agent for the Common Stock (the “Transfer Agent”), if required by the Transfer Agent to effect the removal of the legend hereunder, provided that such legend is not required pursuant to the foregoing provisions of this paragraph.
Section 5A.7.    Stop Transfer.
When issued, the Warrants purchased hereunder and any Warrant Shares will be subject to a stop transfer order with the Transfer Agent that restricts the transfer of such shares except upon receipt by the Transfer Agent, of a written confirmation from such Purchaser to the effect that such Purchaser has satisfied its prospectus delivery requirements or upon receipt by the Transfer Agent of written instructions from the Company authorizing such transfer.
Section 5A.8.    Authority; Validity; Enforcement.
Such Purchaser further represents and warrants to, and covenants with, the Company that (i) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by such Purchaser and the consummation of the transactions herein contemplated will not violate any applicable provision of the Organizational Documents of such Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which such Purchaser is a party or, any Law applicable to such Purchaser, (iii) no consent, approval, authorization or other order of any Governmental Authority is required on the part of such Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement by each of the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining such Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
Section 5A.9.    Certain Transactions.

Other than consummating the transactions contemplated hereunder or with respect to the MAV Transaction, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Notes and the Warrants covered by this Agreement.
Section 5A.10.    Access to Information.
Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the Warrants and the merits and risks of investing in the Notes and the Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
Section 5A.11.    Securities Law Restriction.
Such Purchaser hereby acknowledges that it has received and may remain in possession of material non-public information about the Company. Such Purchaser further acknowledges that it and its representatives are aware that the U.S. securities laws prohibit any person who has material non-public information about an issuer from purchasing or selling, directly or indirectly, securities of such issuer (including entering into hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Such Purchaser hereby agrees that it will not use or knowingly permit any controlled affiliate to use any of the material non-public information about the Company in contravention of the U.S. securities laws, and such Purchaser will not purchase or sell the Company’s securities or any securities convertible into or exchangeable for any of the Company’s securities at any time that such Purchaser is in possession of material non-public information about the Company. Without limiting, in any way, the foregoing representation, acknowledgement and agreement by such Purchaser, from and after three months after the Initial Issue Date or Subsequent Issue Date, as applicable, the Company agrees, to the extent not prohibited by federal securities laws, to notify such Purchaser of each “closing” and “opening date” under the Trading Window (as defined below), in each case, at least two Business Days prior to each such date, and at such Purchaser’s request, confirm to such Purchaser whether a Trading Window is open at such time. The term “Trading Window” means each period during which directors and executive officers of the Company are permitted to trade the securities of the Company under the insider trading policy or similar policy of the Company then in effect.
Section 5A.12.    Issuance Cap.
Notwithstanding any other provision of this Agreement, the Company shall not issue, such Purchaser shall not be entitled to receive, and such Purchaser shall not, and shall cause its Affiliates (other than Brookfield) to not, directly or indirectly acquire, offer to acquire, solicit an offer to sell, own, or purchase, any shares of Common Stock of the Company or warrants (including, but not limited to, the Warrants and the warrants issued in connection with the MAV Transaction and any shares of Common Stock issuable upon exercise thereof) which, when aggregated with all other shares of Common Stock of the Company then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by such Purchaser and its Affiliates (other than Brookfield), would result in the beneficial ownership (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by such Purchaser of more than 19.9% of the then issued and outstanding shares of Common Stock of the Company (the “Maximum Percentage”), unless shareholder approval is obtained in accordance with the listing rules of the NYSE or is otherwise permitted by the NYSE. In addition, unless such shareholder approval is obtained or otherwise permitted by the NYSE, the Company shall not issue, such Purchaser shall not be entitled to receive, and such Purchaser shall not, and shall cause its Affiliates (other than Brookfield) to not, directly or indirectly acquire, offer to acquire, solicit an offer to sell, own, or purchase, any shares of Common Stock of the Company or warrants, in excess of the Maximum Percentage measured as of the day immediately preceding the Signing Date. Nothing in this Section 5A.12 or Section 5A.13 shall constitute an admission by any Purchaser to a third party that Brookfield is an Affiliate of such Purchaser or that Brookfield’s beneficial ownership of Common Stock of the Company should be aggregated with that of such Purchaser or its Affiliates for any purpose.
Section 5A.13. Beneficial Ownership Limitation.
Such Purchaser represents and warrants on behalf of itself and all of its Non-Excluded Affiliates that assuming the accuracy of Section 5.7 and without giving effect to the issuance, conversion or exercise of the Warrants, as of the Signing Date, the Purchaser, together with its Non-Excluded Affiliates, beneficially owns (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) less than 9.9% of the issued and outstanding Common Stock of the Company. Notwithstanding any other provision of this Agreement, without the prior written consent of the Company, such Purchaser shall not, and shall cause its Affiliates (other than Brookfield) to not, directly or indirectly: (a) acquire, offer to acquire, solicit an offer to sell, own, or purchase, any shares of Common Stock of the Company which, when aggregated with all other shares of Common Stock of the Company then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Purchaser and its Affiliates (other than Brookfield) (but not including any shares of Common Stock that are issuable, but have not yet been issued, upon exercise of the Warrants or any other warrants held by such Purchaser or its Affiliates (other than Brookfield)), would result in the beneficial ownership (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by such Purchaser and its Affiliates (other than Brookfield) of more than 9.9% of the then issued and outstanding shares of Common Stock of the Company (unless and until such Purchaser (or such Affiliate, as applicable) shall have obtained any and all state and federal agency “change of control” regulatory approvals that are applicable to the Company and its regulated Subsidiaries required in order to exceed such threshold (which, upon the request of such Purchaser, the Company shall take reasonable best efforts to assist such Purchaser in obtaining)); or (b) except as permitted by this Agreement, the other Transaction Documents, the MAV Transaction Agreement or any of the Transaction Agreements (as defined in the MAV Transaction Agreement), during the period beginning on the date of this Agreement and ending at such time as the Purchasers and their Affiliates (other than Brookfield) beneficially own (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), in the aggregate, a number of shares of Common Stock equal to less than 10% of the then issued and outstanding Common Stock of the Company, (i) make, or in any way participate, in any “solicitation” of “proxies” to vote (as such terms are used in the Exchange Act), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, (ii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its securities or material assets, (iii) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act (other than with any other Purchaser, any Affiliate of any Purchaser, or any entities, funds, accounts, or clients managed, sponsored or advised by OCM or any of its Affiliates) in connection with any of the foregoing, (iv) make a public announcement in connection with seeking to control or influence the management, Board of Directors or policies of the Company, or (v) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clause (a) above or this clause (b). Notwithstanding anything to the contrary herein, (x) the provisions set forth in this Section 5A.13 shall terminate upon the earlier of (1) the Outside Date, if the Initial Closing has not yet then occurred, and (2) the occurrence of an Event of Default or a Fundamental Change Event and (y) nothing in this Section 5A.13, shall restrict or prevent any Purchaser or any of its Affiliates from (i) purchasing, acquiring or investing in, holding, voting or taking any other action with respect to, or making any offer to purchase, acquire or invest in, any indebtedness or preferred equity of any Person, including the Company or any of its Affiliates, (ii) exercising or enforcing rights expressly set forth in this Agreement, the Transaction Documents, the MAV Transaction Agreement or any of the Transaction Agreements (as defined in the MAV Transaction Agreement) or as a creditor under applicable law, (iii) making or submitting (on a strictly private basis) to the Board of Directors any proposal or offer that is intended to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person), (iv) receiving any dividends, similar distributions or interest with respect to any securities of the Company held by any Purchaser or any of its Affiliates or (v) voting (or abstaining from voting) any shares of Common Stock of the Company in any manner that such Purchaser or Affiliate deems appropriate.

Section 5A.14.     ERISA. Such Purchaser represents and warrants throughout its holding of the Notes and Warrants, as applicable, that either (i) such Purchaser will not acquire or hold a Note or Warrant with the assets of a plan or entity that is subject to (a) Title I of ERISA, (b) Section 4975 of the Code or (c) any laws that are similar to Section 406 of ERISA or 4975 of the Code or (ii) such Purchaser’s acquisition and holding of the Notes and Warrants will not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar law.
The Company acknowledges and agrees that the representations contained in this Section 5A shall not modify, amend or affect any Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.
SECTION 6.    Collateral Agent.
Section 6.1.    Collateral Agent.
Each Holder hereby irrevocably designates and appoints the Collateral Agent as the collateral agent under this Agreement and the Notes Documents, and each such Holder irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the Notes Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Notes Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Notes Documents, or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Notes Documents or otherwise exist against the Collateral Agent.

In furtherance of the foregoing, each Holder hereby appoints and authorizes the Collateral Agent to act as the agent of such Holder for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Company or any Subsidiary to secure any of the obligations owing under this Agreement or the Notes Documents, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent shall be entitled to the benefits of this Section 6.
The Collateral Agent may execute any of its duties under this Agreement and the Notes Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Company or any Subsidiary be required by any Subagent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Company shall, or shall cause such Subsidiary to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Subagent. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.
The Collateral Agent shall not, and neither shall any of its Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Notes Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence, willful misconduct or bad faith) or (b) responsible in any manner to any Holder for any recitals, statements, representations or warranties made by the Company or any Subsidiary or any officer thereof contained in this Agreement or any other Notes Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Notes Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Notes Document or for any failure of the Company or any Subsidiary a party thereto to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Notes Document, or to inspect the properties, books or records of the Company or any Subsidiary. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Notes Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Collateral Agent shall not, except as expressly set forth herein and in the other Notes Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Collateral Agent by the Company or a Holder. The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Notes Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Notes Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Notes Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 4 or 4A or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (including counsel to the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Notes Document unless it shall first receive such advice or concurrence of the Required Holders as it deems appropriate or it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Notes Documents in accordance with a request of the Required Holders (or, if so specified by this Agreement, all of the Holders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders and all future Holders.
The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received written notice from a Holder or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Holders. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Holders (or, if so specified by this Agreement, all of the Holders); provided, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Holders.
Each Holder expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Company or any affiliate of the Company, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Holder. Each Holder represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Company and its affiliates and made its own decision to purchase the Notes hereunder and enter into this Agreement. Each Holder also represents that it will, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Notes Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any affiliate of the Company that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
The Holders agree to indemnify the Collateral Agent, in its capacity as such (to the extent not reimbursed by the Company or any Subsidiary and without limiting the obligation of the Company or any Subsidiary to do so), in the amount of its pro rata share of Notes (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Notes) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any of the other Notes Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, that no Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent’s gross negligence, willful misconduct or bad faith. The failure of any Holder to reimburse the Collateral Agent promptly upon demand for its ratable share of any amount required to be paid by the Holders as provided herein shall not relieve any other Holder of its obligation hereunder to reimburse the Collateral Agent for its ratable share of such amount, but no Holder shall be responsible for the failure of any other Holder to reimburse the Collateral Agent for such other Holder’ ratable share of such amount. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.
The Collateral Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Company and its Subsidiaries as though the Collateral Agent were not the Collateral Agent. With respect to its Notes, the Collateral Agent shall have the same rights and powers under this Agreement and the other Notes Documents as any other Holder and may exercise the same as though it were not the Collateral Agent, and the term “Holder” shall include the Collateral Agent in its individual capacity.
The Collateral Agent may resign as Collateral Agent upon 30 days’ notice to the Holders and the Company. If the Collateral Agent shall resign as Collateral Agent under this Agreement and the other Notes Documents, then the Required Holders shall have the right, subject to the reasonable consent of the Company, to appoint a successor to serve as Collateral Agent, whereupon (a) such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any Holders. If no successor agent has accepted appointment as Collateral Agent by the date that is 30 days following a retiring Collateral Agent’s notice of resignation from such role(s), the retiring Collateral Agent’s resignation from such role shall nevertheless thereupon become effective (except, in the case of the Collateral Agent holding collateral security on behalf of the Holders, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed), and the Holders shall assume and perform all of the duties of the Collateral Agent hereunder and under the other Notes Documents until such time, if any, as the Required Holders (or the Company) appoint a successor agent to serve in the role as to which the Collateral Agent has resigned as provided for above. After any retiring Collateral Agent’s resignation as Collateral Agent the provisions of this Section 6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Notes Documents.
The Holders authorize the Collateral Agent to release any Collateral in accordance with the Security Agreement and the other Notes Documents.
Anything contained in any of the Notes Documents to the contrary notwithstanding, the Company, the Collateral Agent and each Holder hereby agree that (a) no Holder shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder in respect of the Collateral may be exercised solely by the Collateral Agent, on behalf of the Holders in accordance with the terms hereof and all powers, rights and remedies under the Notes Documents (including the Security Agreement) in respect of the Collateral may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Holder may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Holder (but not any Holder or Holder in its or their respective individual capacities unless the Required Holders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

Any amount received by the Collateral Agent from proceeds of any Collateral following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Company or any Subsidiary, in each case that is continuing, shall be applied: (i) first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Collateral Agent from the Company, (ii) second, towards payment of interest and fees then due from the Company hereunder, ratably among the Holders entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of other Obligations then due from the Company ratably among the Holders entitled thereto in accordance with the amounts of such Obligations then due to such parties and (iv) last, the balance, if any, after all of the Obligations have been paid in full, to the Company or as otherwise required by law or any court of competent jurisdiction.
SECTION 7.    [Reserved].
SECTION 8.    Offers to Purchase; Redemptions; Payment of the Notes and Interest.
Section 8.1.    Offers to Purchase.
(a)    Asset Sales. (i) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, including a Required Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option, in any combination of the following:
(1)     to prepay, repay or redeem (i) the New First Lien Notes through redemptions, open-market purchases, privately negotiated transactions or by making an asset sale offer in accordance with the procedures set forth therein, (ii) the Notes or (iii) Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale or Indebtedness of a Restricted Subsidiary of the Company;
(2)    to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; or
(3)    to acquire or invest in other assets that are used or useful in a Permitted Business (including, without limitation, Securitization Assets and assets that consist of Servicing Advances, MSRs, mortgages and other loans (including the origination of mortgages, other loans, MSRs and advances), mortgage related securities and derivatives, other mortgage related receivables, REO Assets, Residual Interests and other similar assets (or any interest in any of the foregoing) that are used to support or pledged to secure Permitted Funding Indebtedness or MTM MSR Indebtedness) or to make capital expenditures;
    (ii)    Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary, as the case may be) may temporarily reduce revolving credit borrowings and/or borrowings under Permitted Funding Indebtedness, MTM MSR Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement.

    (iii)     Any Net Proceeds from Asset Sales that are not applied or invested within 180 days as provided in clause (i) above shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10,000,000, within thirty days thereof, the Company will make an Asset Sale Offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100.0% of the principal amount of the Notes purchased plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will determine the amount of the Notes to be purchased on a pro rata basis or as nearly a pro rata basis as is practicable. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
(b)     Change of Control. (i) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101.0% of the principal amount of the Notes purchased plus accrued and unpaid interest to the date of purchase (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase).
    (ii)     Within 30 days following the date upon which a Change of Control occurs, the Company must send a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or, in the case of Notes in global form, delivered), other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note to the Company at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Company receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased.
    (iii)     The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third-party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) an unconditional and irrevocable notice of redemption as to all outstanding

Notes has been given pursuant to this Agreement pursuant to Section 8.2 unless and until there is a default in payment of the applicable redemption price.
    (iv)     Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control conditioned upon such Change of Control if at the time of making of the Change of Control Offer a definitive agreement is in place with respect to such Change of Control.
    (v)    The Company will have the right to redeem the Notes at 101% of the principal amount thereof following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control. Unless otherwise provided herein, any redemption pursuant to this Section 8.1(b)(v) shall comply with Section 8.2(c) and Section 8.4 hereof.
Section 8.2.    Redemption.
(a)    Optional Redemption. The Company may, at its option, upon revocable notice as provided below, redeem at any time all, or from time to time any part, of the Notes (including PIK Notes), at 100% of the principal amount of the Notes so redeemed, together with (i) interest accrued thereon (including applicable default interest, if any) to the date of such redemption, and (ii) with respect to any Notes (other than PIK Notes) redeemed on or prior to the fifth anniversary of the Initial Issue Date, the Make-Whole Amount as of the date of such redemption.
(b)    AHYDO Redemption. On each Interest Payment Date following the fifth anniversary of the “issue date” (as defined in Treasury Regulation Section 1.1273- 2) of the Notes, the Company shall redeem a portion of the principal amount of each then outstanding Note in an amount equal to the AHYDO Catch-Up Payment for such Interest Payment Date with respect to such Note. The “AHYDO Catch-Up Payment” means the minimum principal prepayment sufficient to ensure that as of the close of such Interest Payment Date, the aggregate amount which would be includible in gross income with respect to such Note before the close of such Interest Payment Date (as described in Section 163(i)(2)(A) of the Code) does not exceed the sum (as described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on such Note (including for this purpose any AHYDO Catch-Up Payment) before the close of such interest payment date plus (ii) the product of the “issue price” of such Note and its yield to maturity, with the result that the Notes are not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code. It is intended that no Note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code. The computations and determinations required in connection with any AHYDO Catch-Up Payment will be made by the Company in its good faith reasonable discretion and will be binding upon the Holders absent manifest error.
(c)    Notice of Redemption. The Company will give each Holder to be redeemed written notice of each redemption under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such redemption unless the Company and the Required Holders agree to another time period pursuant to Section 17. Any notice of redemption for any optional redemption pursuant to Section 8.2(a) may be revoked by the Company at any time on or prior to the Business Day immediately preceding the redemption date. Each such revocable notice shall specify such redemption date, the aggregate principal amount of the Notes to be redeemed on such date, the principal amount of each Note held by such Holder to be redeemed (determined in accordance with Section 8.3), and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount, if any (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation (provided that if the Company shall subsequently revoke such notice, the Company shall be responsible for the reasonable and documented out-of-pocket costs and expenses incurred by each Holder in connection with same). Two Business Days prior to any redemption of the Notes, the Company shall deliver to each Holder to be redeemed a certificate of a Senior Financial Officer of the Company specifying the calculation of the Make-Whole Amount, if any. Any redemption notice for any optional redemption pursuant to Section 8.2(a) may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a financing or other corporate transaction. If such redemption is subject to the satisfaction of one or more conditions precedent, in the Company’s discretion the redemption date may be delayed or the redemption may be rescinded in the event any such conditions shall not have been satisfied or waived by the original redemption date.
Section 8.3.    Allocation of Partial Redemptions. In the case of each partial redemption of the Notes pursuant to Section 8.2, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.
Section 8.4.    Surrender, Etc.
In the case of each redemption of Notes pursuant to Section 8.2, subject to the last sentence of the Section 8.2 and the ability of the Company to revoke a redemption notice at any time prior to the redemption date with respect to any optional redemption pursuant to Section 8.2(a), the principal amount of each Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest (including applicable default interest, if any) on such principal amount accrued to such date and the applicable Make-Whole Amount as of the date of such redemption, if any. From and after such date, unless the Company shall have revoked the redemption notice or shall have failed to pay such principal amount when so due and payable, together with the interest (including applicable default interest, if any) and Make-Whole Amount, if any, interest on such principal amount shall cease to accrue. Any Note redeemed in full or in part shall be surrendered to the Company on or prior to the redemption date and cancelled and shall not be reissued, and no Note shall be issued in lieu of any redeemed principal amount of any Note and, in the case of Notes redeemed in part, the Company shall issue a new Note to the holder thereof for the unredeemed portion of the Note surrendered.
Section 8.5.    [Reserved]

Section 8.6.    Make-Whole Amount. “Make-Whole Amount” means, with respect to a Note, the greater of (i) 0.0% of the then outstanding principal amount of such Note and (ii) the excess of:
(1)    the sum of (A) the present value as of the redemption date of the aggregate principal amount of the Note to be redeemed plus (B) the present value of all scheduled interest payments (assuming that the Company would have paid the full amount of interest in cash on each Interest Payment Date) due on such Note through the fifth anniversary of the Initial Issue Date (excluding accrued but unpaid interest up to, but excluding the redemption date), such present value to be computed using a discount rate equal to the Treasury Rate three Business Days prior to such redemption date plus 50 basis points; over
(2)    the aggregate principal amount of such Note.
“Treasury Rate” means, as determined by the Company, with respect to any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is three Business Days prior to the redemption date) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 with respect to each applicable day during such week (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the fifth anniversary of the Initial Issue Date; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, further, however, that if the period from such redemption date to the fifth anniversary of the Initial Issue Date, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
Section 8.7.    Stated Maturity; Interest.
The full principal balance outstanding on the Notes shall be due and payable on the Maturity Date. At all times that there is a principal balance outstanding on the Notes, interest shall accrue and be due and payable from time to time in accordance with the terms of the Notes.
Section 8.8.    Tax Matters.
The terms of Exhibit 3 hereto are incorporated herein by reference and shall apply as if set forth fully herein. All payments hereunder shall be subject to such Exhibit.
SECTION 9.    Affirmative Covenants.
The Company covenants that from and after the Signing Date until the date on which all commitments of the Purchasers to purchase Notes shall have terminated, no Notes shall remain outstanding and all other Obligations (other than unasserted indemnification obligations) shall have been satisfied in full in cash, it shall comply, and cause its Restricted Subsidiaries to comply, with the affirmative covenants set forth in Annex A in all respects.
SECTION 10.    Negative Covenants.
The Company covenants that from and after the Signing Date until the date on which all commitments of the Purchasers to purchase Notes shall have terminated, no Notes shall remain outstanding and all other Obligations (other than unasserted indemnification obligations) shall have been satisfied in full in cash, it shall comply, and cause its Restricted Subsidiaries to comply, with the negative covenants set forth in Annex B in all respects.
SECTION 10A.    Financial Covenants.
The Company covenants that from and after the Signing Date until the date on which all commitments of the Purchasers to purchase Notes shall have terminated, no Notes shall remain outstanding and all other Obligations (other than unasserted indemnification obligations) shall have been satisfied in full in cash, the Company will not permit:
(a)    the book value of the common equity of the Company and its Subsidiaries, calculated on a consolidated basis, to be less than $275,000,000 at any time; and
(b)    Unrestricted Cash of the Company and its Restricted Subsidiaries, calculated on a consolidated basis, to be less than $50,000,000 at any time.
SECTION 11.    Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or the Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note after the same becomes due and payable and such failure shall continue to be unremedied for a period of five (5) or more Business Days; or
(c)    the Company defaults in the performance of or compliance with any term contained in Sections 1, 2, 3, 5 or 7 of Annex B or Section 10A; or
(d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11), and such default is not remedied within forty-five (45) days (or one hundred twenty (120) days with respect to any default in the performance or compliance with clauses (a), (b), (c) or (j) of Section 1 of Annex A) after the earlier of (i) a Responsible Officer obtaining knowledge of such default and (ii) the Company receiving written notice of such default from any Holder (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or
(e)    any representation or warranty made in writing by or on behalf of the Company by any officer of the Company in this Agreement or any other Transaction Document proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    the Company or any Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity or interest payment, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness (other than the Indebtedness hereunder) having an aggregate principal amount in excess of $100,000,000, or (ii) is in default (as principal or as guarantor or other surety) in the performance of or compliance with any term of any Indebtedness having an unpaid principal amount aggregating in excess of $100,000,000 or any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition such Indebtedness may become due and payable before its stated maturity or before its regularly scheduled dates of payment, in each case, unless and until, prior to the Notes becoming or being declared to be immediately due and payable pursuant to Section 12.1, such default or other condition is cured by the Company or such Subsidiary or waived by the holders of such Indebtedness and any acceleration of such Indebtedness is rescinded by the holder thereof; or
(g)    the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or such Material Subsidiary or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within sixty (60) days; or

(i)    a final judgment or judgments for the payment of money aggregating in excess of $50,000,000 (except to the extent covered by valid and collectible insurance as to which the insurer does not dispute coverage (other than a reservation of rights letter delivered in the ordinary course)) are rendered against one or more of the Company or any Material Subsidiary and which judgments are not, within forty-five (45) days after entry thereof, bonded, discharged or stayed pending appeal; or
(j)    [reserved]; or
(k)    (i) any material provision of any Transaction Document ceases to be in full force and effect, (ii) the Company denies in writing that it has any or further liability under any Transaction Document, or purports in writing to revoke or rescind any Transaction Document or (iii) any material portion of the Liens purported to be created by the Security Agreement or any other Notes Document cease to be perfected security interests other than as a result of a release of the Collateral permitted by the Notes Documents or the Collateral Agent’s failure to (x) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Notes Documents or file or (y) file and maintain proper UCC financing statements or similar filings; or
(l)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA (other than to satisfy the minimum funding standards of ERISA or to pay required premiums to the PBGC) or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.    Remedies on Default, Etc.

Section 12.1.    Acceleration.
(a) If an Event of Default described in paragraph (g) or (h) of Section 11 in respect of the Company has occurred, all the Notes then outstanding shall automatically become immediately due and payable and all commitments or obligations of any Purchaser to purchase any Notes shall be terminated.
(b)    If any Event of Default (other than those described in paragraph (g) or (h) of Section 13) has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable and terminate all commitments or obligations of the Purchasers to purchase any Notes.
(c)    Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including applicable default interest, if any), plus (ii) the applicable Make-Whole Amount (but not with respect to any PIK Note), if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are redeemed, paid prior to their maturity or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Without limiting the generality of the foregoing, in the event the Notes are accelerated or otherwise become due prior to the Maturity Date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default arising under Section 11(g) or (h) (including the acceleration of claims by operation of law)), the Make-Whole Amount with respect to an optional redemption pursuant to Section 8.2(a) will also be due and payable as though all Notes accelerated (other than the PIK Notes) were optionally redeemed and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium (including the Make-Whole Amount) payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The premium (including the Make-Whole Amount) shall also be payable in the event the Notes (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means, with respect to all Notes satisfied or released (other than PIK Notes). THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE

PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM (INCLUDING THE MAKE-WHOLE AMOUNT) IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium (including the Make-Whole Amount) is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium (including the Make-Whole Amount) shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Purchasers and the Company giving specific consideration in this transaction for such agreement to pay the premium (including the Make-Whole Amount); and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium (including the Make-Whole Amount) to Holders as herein described is a material inducement to the Purchasers to purchase the Notes.
Section 12.2.    Other Remedies.
If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, any Holder at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission.
At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any amounts outstanding under the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc.
No course of dealing and no delay on the part of any Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Transaction Document upon any Holder or the Collateral Agent shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
SECTION 13.    Registration; Exchange; Substitution of Notes.
Section 13.1.    Registration of Notes
. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder, each transfer of one or more Notes and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders. This Section 13.1 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. In addition to and not in limitation of any representations contained herein, each Holder acknowledges and agrees that the Notes have not been registered under the Securities Act and may not be transferred except pursuant to registration or an exemption therefrom.
Section 13.2.    Transfer and Exchange of Notes.
With the Company’s consent (other than (x) after the occurrence and during the continuance of an Event of Default, (y) in connection with the transfer of such Notes to an Affiliate of Oaktree or (z) in connection with any pledge of the Notes), which consent shall not be unreasonably withheld, conditioned or delayed (other than in the case of transfers to bona fide competitors of the Company) (provided that the Company’s consent to an assignment shall be deemed to be given if the assigning Holder has not received a written objection to such assignment within ten (10) Business Days of the Company’s receipt of such request for consent), upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note; provided that such new Notes shall be in electronic form (in “portable document format” (“.pdf”) form or any other electronic form). Each such new Note shall be payable to such Person as such Holder may request (provided that, except (x) after the occurrence and during the continuance of an Event of Default, (y) in connection with the transfer of such Notes to an Affiliate of Oaktree or (z) in connection with any pledge of the Notes, the

Company consents to such Person becoming a Holder, such consent not to be unreasonably withheld, conditioned or delayed (other than in the case of transfers to bona fide competitors of the Company) and shall be substantially in the form of Exhibit 1; provided that the Company’s consent to an assignment shall be deemed to be given if the assigning Holder has not received a written objection to such assignment within ten (10) Business Days of the Company’s receipt of such request for consent. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that, if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Notwithstanding anything herein to the contrary, Notes may not be transferred to a Person that is not a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) or an “Accredited Institutional Investor” (as defined in Rule 501 of Regulation D under the Securities Act).
Section 13.3.    Replacement of Notes.
(a)    Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any, and
(b)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(c)    in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
SECTION 14.    Payments on Notes.
The Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address the Holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or redemption in full of any Note, such Holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

SECTION 15.    Expenses, Etc.
Section 15.1.    Transaction Expenses.
The Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by each Purchaser or Holder in connection with the transactions contemplated hereby and in connection with any amendments, waivers or consents under or in respect of the Transaction Documents (whether or not such amendment, waiver or consent becomes effective); provided that the maximum amount of legal fees and expenses that the Company shall be required to reimburse the Purchasers for that are incurred on or prior to the Initial Closing shall be $1,000,000. The Company shall also pay the costs and expenses incurred by each Purchaser or Holder in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Transaction Documents. In addition, the Company will also pay the costs and expenses of each Purchaser or Holder (i) in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Transaction Documents, or by reason of being a Holder (but only so long as such subpoena or other legal proceeding arises out of matters which are related to the Company), and (ii) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other Holder harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers or any other Holders in connection with its purchase of Notes). On the Signing Date, the Company will pay the reasonable and documented costs and expenses (including reasonable attorneys’ fees) incurred on or prior to such date by each Purchaser or Holder in connection with the transactions contemplated hereby. The Purchasers shall retain any expense deposit made on or prior to the Signing Date and apply such expense deposit on the Initial Issue Date to fees and expenses related to the transactions contemplated hereby not included in the invoice paid on the Signing Date. To the extent that there is any deposit remaining after all fees and expenses related to the transactions contemplated hereby are paid on the Initial Issue Date, the Purchasers shall return such excess amount to the Company promptly thereafter. Notwithstanding the foregoing, the Company shall not be obligated to reimburse the Purchasers for any fees and expenses in excess of $1,000,000 in the aggregate for all such Purchasers incurred on or prior to the Initial Closing.
Section 15.2.    Survival.
The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any other Transaction Document, and the termination of this Agreement and the other Transaction Documents.
SECTION 16.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein and in the other Transaction Documents shall survive the execution and delivery of this Agreement, the Warrants and the Notes, the purchase or transfer by any Purchaser of any Note, any Warrant or any portion thereof or interest therein and the payment of any Note or exercise of any Warrant, and may be relied upon by any subsequent Holder or holder of a Warrant, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder or holder of a Warrant; provided, that no representation or warranty shall be deemed to be made as of any time other than (i) the Signing Date or the date of execution and delivery of such other document, certificate, instrument or agreement containing such representation or warranty, (ii) at the time of the Initial Closing or (iii) at the time of the Subsequent Closing. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents shall be deemed representations and warranties of the Company under this Agreement or the other Transaction Document, as applicable. Subject to the preceding sentence, this Agreement and the other Transaction Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings, in each case relating to the subject matter hereof.
SECTION 17.    Amendment and Waiver.
Section 17.1.    Requirements.
This Agreement, the Notes Documents and the Notes may be amended, and the observance of any term hereof or of the Notes Documents or the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 4A, 5A, or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any redemption (other than as provided in Sections 8.2 and 8.4 as in effect on the Signing Date), offer to purchase or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8 (except as set forth in the third sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20 or (iv) subordinate, in right of payment or Lien priority (except as permitted hereunder or the Junior Priority Intercreditor Agreement as of the Signing Date), any of the Obligations.
Section 17.2.    Solicitation of Holders.
(a)    Solicitation. The Company will promptly provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder then outstanding whether or not such Holder consented to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a Holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.
Section 17.3.    Binding Effect, Etc.
Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4.    Notes Held by Company, Etc.
Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes Documents or the Notes, or have directed the taking of any action provided herein, the Notes Documents or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
SECTION 18.    Notices.
All notices and communications provided for hereunder shall be in writing and sent by (1) e-mail and (2) accompanied by either (x) a registered or certified mailing with return receipt requested (postage prepaid) or (y) delivery by a recognized overnight delivery service (charges prepaid). Any such notice must be sent: (i) if to any Holder or to the Collateral Agent, to the e-

mail and mail address provided by such Holder or the Collateral Agent to the Company in writing, or (ii) if to the Company, at its e-mail address ocwendebtagreementnotices@ocwen.com or such other e-mail address provided to the Holders and the Collateral Agent and the mail address set forth at the beginning hereof, addressed to the attention of General Chief Executive Officer. Notices under this Section 18 will be deemed given only when actually received.
SECTION 19.    Reproduction of Documents.
This Agreement, the Transaction Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction (other than the Notes) shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 20.    Confidential Information.
For the purposes of this Section 20, “Confidential Information” means Information delivered before or after the date of this Agreement to a Purchaser or Holder, provided that such term does not include Information that (a) other than as a result of a disclosure by any Purchaser or any Holder or, in either case, its employees or agents in violation of this Section 20, was publicly known, (b) other than as a result of a disclosure by any Purchaser or any Holder or, in either case, its employees or agents in violation of this Section 20, is or becomes publicly known through no act or omission by such Purchaser or any Holder or, in either case, any Person acting on such Purchaser’s or Holder’s behalf, (c) other than as a result of a disclosure by any Purchaser or any Holder or, in either case, its employees or agents in violation of this Section 20, otherwise becomes known to such Purchaser or Holder other than through disclosure by the Company or any Subsidiary and from a source which such Purchaser or Holder reasonably believes is not subject to a prohibition against disclosing such Information, or (d) constitutes financial statements delivered to such Purchaser or Holder under Section 1 of Annex A that are otherwise publicly available. For the purposes of this Section 20, “Information” means information concerning the Company or its Subsidiaries, irrespective of its source or form of communication, furnished by or on behalf of the Company or any of its Subsidiaries, including without limitation notes, analyses, compilations, studies or other documents or records prepared by any Purchaser or Holder, which contain or reflect or were generated from information supplied by or on behalf of the Company or its Subsidiaries. Each Purchaser and Holder will maintain the confidentiality of such Confidential Information in accordance with good faith, commercially reasonable procedures adopted by such Purchaser or Holder to protect confidential information of third parties delivered to such Purchaser or Holder, provided that such Purchaser or Holder may deliver or disclose Confidential Information to (i) such Purchaser’s or Holders’ directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the investment represented by such Purchaser’s or Holder’s Notes or the review or administration of such Holder’s or Purchaser’s investments) and provided that each such recipient shall be informed of the confidential nature of the Confidential Information and shall agree to keep the Confidential Information confidential, (ii) such Purchaser’s or Holder’s outside accounting firm and law firm (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s or Holder’s Notes) and provided that each such recipient shall be informed of the terms of this Section 20 and of the confidential nature of the Confidential Information and shall agree to keep the Confidential Information confidential in accordance with this Section 20, (iii) any other Purchaser or Holder, (iv) any Person to which such Purchaser or Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any federal or state regulatory authority having jurisdiction over such Purchaser or Holder, (vi) S&P, Moody’s, Fitch IBCA, Duff & Phelps or the National Association of Insurance Commissioners or any similar organization that requires access to information about such Purchaser’s or Holder’s investment portfolio or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate, (w) upon advance written notice to the Company (to the extent such notice is commercially practicable), to effect compliance with any law, rule (including stock exchange rule), regulation or order applicable to such Purchaser or Holder, (x) in response to any subpoena or other legal process provided that to the extent permitted by applicable law such Purchaser or Holder will use reasonable efforts to notify the Company of any such subpoena or other legal process, (y) in connection with any litigation involving this Agreement or the other Transaction Documents or in connection with the enforcement or for the protection of the rights and remedies under such Purchaser’s or Holder’s Notes or the Transaction Documents to which such Purchaser or Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or Holder’s Notes, the Notes Documents or this Agreement. Each purchaser of a Note or Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.
SECTION 21.    Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of such Purchaser’s Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser’s Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 5A. Upon receipt of such notice, wherever the word

“Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original Holder under this Agreement.
SECTION 22.    Miscellaneous.
Section 22.1.    Successors and Assigns.
All covenants and other agreements contained in this Agreement and the other Transaction Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not.
Section 22.2.    Payments Due on Non-Business Days.
Anything in this Agreement, the Notes Documents or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
Section 22.3.    Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction.
Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 22.5.    Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement. Signature pages hereto transmitted by facsimile or PDF shall be deemed to be original signatures for all purposes.

Section 22.6.    Legal Rate of Interest.
Regardless of any provision contained in this Agreement, the rate of interest borne by the Notes shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under any applicable law; any interest in excess of that maximum amount shall be credited on the principal of the Notes of the applicable series or, if that has been paid, refunded to the Company. On any acceleration or required or permitted prepayment or redemption, any such excess shall be canceled automatically as of the acceleration or prepayment or redemption or, if already paid, credited on the principal of the Notes or, if the principal of the Notes has been paid, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount of nonusurious interest, the Company and Holders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude optional redemptions and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term of the Notes.
Section 22.7.    Governing Law.
This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State or any other jurisdiction that would require the application of the laws of a jurisdiction other than such State.
Section 22.8.    Venue.
Any legal action or proceeding arising under this Agreement or the other Transaction Documents in any way connected or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement or the Transaction Documents, or the transactions related thereto, in each case whether or not existing or hereafter arising, shall be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States District Court for the Southern District of New York of such State (provided that if none of such courts can and will exercise such jurisdiction, such exclusivity shall not apply), and by execution and delivery of this Agreement, the Company, the Collateral Agent, each Purchaser and each Holder consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts. The Company, the Collateral Agent, each Purchaser and each Holder irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or the other Transaction Documents or any other document related thereto. Nothing in this Agreement or any other Transaction Document shall affect any right that the Collateral Agent, any Purchaser or any Holder may otherwise have to bring any action or proceeding relating to this Agreement and the other Transaction Documents against the Company or any of its properties in the courts of any jurisdiction (i) for purposes of enforcing a judgment, (ii) in connection with exercising remedies against the Collateral in a jurisdiction in which such Collateral is located or (iii) in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction.
Section 22.9.    WAIVER OF JURY TRIAL.
THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

The execution hereof by the Purchasers, the Company and the Collateral Agent shall constitute a contract among the Purchasers, the Company and the Collateral Agent for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
Very truly yours,

OCWEN FINANCIAL CORPORATION
By:     /s/ John V. Britti
Name:     John V. Britti
Title:     Executive Vice President and Chief
Investment Officer

Note and Warrant Purchase Agreement

Accepted as of the date first written above
Oaktree Fund Administration, LLC, as collateral agent
By:    /s/ Brian Price
Name:     Brian Price
Title:    Senior Vice President
By:    /s/ Henry Orren
Name:     Henry Orren
Title:    Vice President

Note and Warrant Purchase Agreement

Opps OCW Holdings, LLC
By:    Oaktree Fund GP, LLC
Its:     Manager
By:    Oaktree Fund GP I, L.P.
Its:     Managing Member
By:    /s/ Jordan Mikes
Name:     Jordan Mikes
Title:     Authorized Signatory
By:    /s/ Brian Laibow
Name:     Brian Laibow
Title:     Authorized Signatory
ROF8 OCW Holdings, LLC
By:    /s/ Cary Kleinman
Name:     Cary Kleinman
Title:    Authorized Signatory
Note and Warrant Purchase Agreement

By:    /s/ Jason Keller
Name:     Jason Keller
Title:    Authorized Signatory

Note and Warrant Purchase Agreement

ANNEX A
Affirmative Covenants1
1.Financial and Business Information
The Company shall deliver to each Holder:
(a)Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each Fiscal Year of the Company (other than the last quarterly fiscal period of each such Fiscal Year), copies of:
(i)an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter; and
(ii)unaudited consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments;
(b)Annual Statements — within 90 days after the end of each Fiscal Year of the Company, copies of:
(i)a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year; and
(ii)consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall (x) state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit
11 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Note Purchase Agreement to which this Annex is attached or in Schedule B attached thereto
Annex A
(to Note and Warrant Purchase Agreement)

provides a reasonable basis for such opinion in the circumstances (as such wording may be updated or amended from time to time in accordance with industry practice and standards) and (y) not be subject to any “going concern” or like qualification or any qualification as to the scope of such audit;
(c)Unrestricted Subsidiaries — If, at any time, the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then either on the face of the financial statements described in clauses (a) or (b) above, or in the footnotes thereto, the Company shall provide an analysis and discussion of the material differences with respect to the financial condition and results of operations of the Company and its Restricted Subsidiaries as compared to the Company and its Subsidiaries (including such Unrestricted Subsidiaries).
(d)Notice of Default or Event of Default — promptly, and in any event within three Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto or;
(e)ERISA Matters — promptly, and in any event within three Business Days after a Responsible Officer becoming aware of any of the following events, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)with respect to any Plan, any Reportable Event for which notice thereof has not been waived pursuant to the regulations under ERISA as in effect on the Signing Date if such event could reasonably be expected to have a Material Adverse Effect; or
(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, in each case, if such action could reasonably be expected to have a Material Adverse Effect; or
(iii)any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title IV of ERISA (other than to satisfy the minimum funding standards of ERISA or to pay required premiums to the PBGC) or such penalty or excise tax provisions under the Code, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)Notices from Governmental Authority — promptly, and in any event within three Business Days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)Notice of Material Adverse Event — promptly, and in any event within three Business Days after a Responsible Officer shall have notice thereof, notice of any occurrence or event that could reasonably be expected to have a Material Adverse Effect;
(h)Notice of Changes of Accounting Policies — promptly, and in any event within three Business Days after the occurrence thereof, notice of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;
(i)Budget — (x) no later than 60 days after the first day of each Fiscal Year of the Company, a preliminary annual budget (on a quarterly basis) for the Company and its Subsidiaries for such Fiscal Year of the Company in form and substance reasonably acceptable to the Holders, including a preliminary balance sheet, preliminary income statement and a summary of assumptions and (y) no later than 90 days after the first day of each Fiscal Year of the Company, a final annual budget (on a quarterly basis) for the Company and its Subsidiaries for such Fiscal Year of the Company in form and substance reasonably acceptable to the Holders, including a balance sheet, income statement and a summary of assumptions;
(j)Management’s Discussion and Analysis — concurrently with any delivery of financial statements pursuant to clause (a) or (b) above, a management’s discussion and analysis; and
(k)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder.
2.Officer’s Certificate
Each set of financial statements delivered to a Holder pursuant to clauses (a) and (b) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:
(a)Covenant Compliance — the information required in order to establish whether the Company was in compliance with the requirements of Section 10A of the Note Purchase Agreement during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, the calculation of the amount then in existence); and

(b)Default or Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished on the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
3.Inspection
The Company shall permit the representatives of the Holders at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested with not less than five (5) Business Days prior notice; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required; provided, further, that the Company shall only be obligated to bear expenses of the Holders visiting and inspecting its property one (1) time per Fiscal Year unless an Event of Default has occurred and is continuing, and, unless an Event of Default has occurred and is continuing, any additional visits and inspections shall be at the expense of the applicable Holder.
4.Compliance with Law
The Company will, and will cause each of its Subsidiaries to, comply with all Laws to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Sections 5.31, 5.32 and 5.33 of the Note Purchase Agreement, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case except to the extent that non-compliance with such Laws or the failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes or the Warrants) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any applicable United States (federal or state)

anti-terrorism law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.
5.Insurance
The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
6.Maintenance of Properties
The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 6 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
7.Payment of Taxes and Claims
The Company will, and will cause each of its Subsidiaries to, file all material tax returns required to be filed in any jurisdiction and to pay and discharge (a) all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, in each case to the extent such taxes and assessments have become due and payable and before they have become delinquent and (b) all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such taxes or assessments or claims referred to in clauses (a) and (b) above if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
8.Corporate Existence, Etc.
The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
9.Board Observer/Governance
The Company shall (x) ensure that it operates in accordance with the terms of its governing documents and (y) not, and shall not permit, the amendment or other modification of the governing documents of the Company and its Subsidiaries in a manner that is materially adverse to the Holders without the prior written consent of the Required Holders.
At any time (x) the aggregate outstanding principal amount of the Notes is at least $100,000,000 or (y) the Purchasers and their Affiliates collectively own at least 15.0% of all issued and outstanding Common Stock of the Company (assuming exercise of their Warrants in full), the Purchasers shall be permitted to appoint two board observers to the Board of Directors of the Company (the “Board Observers”). The Purchasers shall be permitted to remove any Board Observer and/or appoint any successor Board Observer as they shall elect in their sole discretion from time to time. The Board Observers shall be permitted to attend (whether in person or telephonically at their election) and participate in all meetings of the Board of Directors (but shall not have voting rights), and shall receive all information, notices, reports, written consents, meeting minutes and other materials (the “Board Information”) provided to the members of the Board of Directors of the Company, in each case, substantially simultaneously with, and substantially in the same manner and to the same extent as, such Board Information is given to the members of the Board of Directors of the Company. Notices of any meeting of the Board of Directors shall be distributed to the Board Observers at least forty-eight hours in advance of any meeting of the Board of Directors, provided that in the event the Company determines, in good faith, it is advisable to hold a meeting on less than 48 hours advance notice, the Board Observers shall receive notice no later than the notice delivered to the Board of Directors. The Company shall promptly reimburse the reasonable and documented expenses of any Board Observer in connection with attending any Board of Director meetings. Notwithstanding the foregoing, the Board Observers shall not be entitled to attend or participate in any relevant portions of meetings or receive any relevant portions of Board Information in any instance if, but solely to the extent that, the Chairperson of the Board of Directors or the applicable Board committee reasonably determines that discussions of a specified matter in the presence of, or the sending of such Board Information to, the Board Observers, in each case, (x) will result, based on advice from counsel to the Company (including in-house counsel), in the loss of attorney-client privilege for the Company with respect to such specified matter or (y) would prejudice the Company’s negotiating position on matters in connection with the Notes, the Warrants or the MAV Transaction as a result of the existence of a conflict of interest with respect to the applicable matter. The confidentiality provisions of Section 20 of this Agreement shall apply, mutatis mutandis, to the Board Information or information disclosed to the Board Observers at any meeting of the Board of Directors (it being understood that such confidentiality limitations shall not prevent disclosure of Board Information or information disclosed to the Board Observers at any meeting to the Purchasers or their directors, trustees, officers, employees, agents, attorneys and affiliates, to be held by such parties in accordance with the terms of Section 20). The Company shall make reasonable efforts to notify the Board Observers in advance if the Company anticipates the Board Observers will be excluded from a portion of a meeting.
10.Use of Proceeds
The proceeds of the issuance of the Notes issued on the Initial Issue Date shall be used, together with the proceeds of the New First Lien Notes, (i) to repay in full the Company’s existing first lien debt, second lien debt and unsecured notes, including through redemption, tender offers, open market purchases or otherwise, and (ii) to acquire additional MSRs reasonably satisfactory to the Purchasers. The proceeds of any issuance of the Notes issued on the Subsequent Issue Date shall be used for general corporate purposes, in particular to accelerate growth of the Company’s originations and servicing business, including through acquisitions, and to fund the Company’s investment in MAV Canopy HoldCo I, LLC.
11.Maintaining Records
The Company and its Subsidiaries shall maintain all financial records in accordance with GAAP.

Annex B
Negative Covenants2
1.Limitation on Asset Sales
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than a Required Asset Sale, unless:
(1)    The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)    except in the case of an Asset Swap, at least 75.0% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(a)    any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases the Company or such Restricted Subsidiary from further liability;
(b)    any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion;
(c)    any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $50,000,000 and (y) 0.50% of Total Assets, at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value);
(d)    the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; and
22 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Note Purchase Agreement to which this Annex is attached or in Schedule B attached thereto

Annex B
(to Note and Warrant Purchase Agreement)

(e)    assets that are used or useful in a Permitted Business (including, without limitation, Securitization Assets and assets that consist of Servicing Advances, MSRs, mortgages and other loans, mortgage related securities and derivatives, other mortgage related receivables, REO Assets, Residual Interests and other similar assets (or any interest in any of the foregoing) that are used to support or pledged to secure Permitted Funding Indebtedness or MTM MSR Indebtedness) or to make capital expenditures.
2.Limitation on incurrence of Indebtedness and issuance of Preferred Stock
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, in each case other than Permitted Indebtedness.
3.Limitation on Restricted Payments
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:
(A)    declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on, or in respect of, any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;
(B)    purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of the Company) held by Persons other than the Company or its Restricted Subsidiaries;
(C)    purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company (other than Indebtedness owed by the Company to a Restricted Subsidiary of the Company, or any such payment on Indebtedness due within one year of the date of purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement) that is expressly contractually subordinate or junior in right of payment to the Notes (for purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinate or junior in right of payment to the Notes solely by virtue of being unsecured or secured by a junior priority lien (as a result of entering into intercreditor arrangements or otherwise) or by virtue of not having the benefit of any guarantees); or
(D)    make any Restricted Investment,
if, at the time of such action (each such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as, a “Restricted Payment”), or immediately after giving effect thereto:
(1)    a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); or
(2)    immediately after giving effect thereto on a pro forma basis, (a) the Total LTV Ratio of the Company and its Restricted Subsidiaries is higher than 0.45 to 1.0 or (b) the ratio of Corporate Indebtedness of the Company and its Restricted Subsidiaries to Tangible Net Worth of the Company and its Subsidiaries is higher than 1.25 to 1.0; or
(3)    the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Signing Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:
(a)    50.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2021 to the end of the Company’s most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit); plus
(b)    100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company (or in the case of clause (ii) below, any Restricted Subsidiary of the Company) from any Person after the Initial Issue Date from:
    (i)    any contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Capital Stock and Excluded Contributions);
    (ii)    the incurrence, issuance or sale of Indebtedness of the Company or any of its Restricted Subsidiaries or Preferred Stock of any Restricted Subsidiary, in each case, that has been converted into or exchanged for Equity Interests of the Company (other than (i) Disqualified Stock or (ii) Equity Interests sold to a Subsidiary of the Company); plus
(c)    to the extent not included in Consolidated Net Income, 100% of the aggregate net cash proceeds, and the Fair Market Value of property other than cash, in each case received by the Company or any of its Restricted Subsidiaries by means of any sale, disposition, transfer, liquidation or repayment (including by way of dividends, payment of interest or repayment of principal) of any Restricted Investments made by the Company or any of its Restricted Subsidiaries after the Initial Issue Date in any Person in an amount up to the amount of the original Investment made in such Person, less the cost of the disposition of such Investment; plus
(d)    to the extent that any Unrestricted Subsidiary of the Company is designated as a Restricted Subsidiary of the Company (or is merged, consolidated or amalgamated with or into, or otherwise transfers or conveys assets to, the Company or any of its Restricted Subsidiaries) after the Initial Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such designation or transaction;
The foregoing provisions will not prohibit:
(1)    the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under the Note Purchase Agreement;
(2)    the making of any Restricted Payment, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, or (iii) through the application of a substantially concurrent cash capital contribution received by the Company from its shareholders (which sale for cash of Qualified Capital Stock or capital contribution (to the extent so used) shall be excluded from the calculation of amounts under clause (3)(b) of the immediately preceding paragraph and which sale or contribution being deemed substantially concurrent if such Restricted Payment occurs within 60 days of such sale or contribution);
(3)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company (including the acquisition of any shares of Disqualified Capital Stock of the Company) that is contractually subordinated to the Notes in exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness (with an incurrence being deemed substantially concurrent if such Restricted Payment occurs within 60 days of such incurrence); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(4)    so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Restricted Subsidiaries or their authorized representatives, in an aggregate amount not to exceed $10,000,000 in any calendar year; plus (i) the aggregate net cash proceeds received by the Company after the Initial Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of the Company or any of its Restricted Subsidiaries (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (4)(i) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (3)(b) of the preceding paragraph) and (ii) the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases; provided that amounts available pursuant to this clause (4) to be utilized for Restricted Payments during any calendar year may be carried forward and utilized in the succeeding calendar years and provided, further, that the cancellation of Indebtedness owing to the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of such entities (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the Note Purchase Agreement;
(5)    (a) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities, and (b) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent necessary to pay applicable withholding taxes;
(6)    any payment of cash by the Company in respect of fractional shares of the Company’s Capital Stock upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities;
(7)    so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Signing Date in accordance with Section 2 of this Annex;
(8)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
(9)    Restricted Payments so long as, after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), (i) the Total

LTV Ratio of the Company and its Restricted Subsidiaries is no higher than 0.25 to 1.0, (ii) the ratio of Corporate Indebtedness of the Company and its Restricted Subsidiaries to Tangible Net Worth of the Company and its Subsidiaries is no higher than 0.75 to 1.0 and (iii) no Default or Event of Default shall have occurred and be continuing (or would result therefrom);
(10)    Restricted Payments that are made with Excluded Contributions;
(11)    [reserved]
(12)    upon occurrence of a Change of Control or Asset Sale and within 60 days after the completion of the applicable offer to purchase the Notes as contemplated in Section 8.1 of the Note Purchase Agreement (including the purchase of all Notes tendered), any purchase or redemption of obligations of the Company that are subordinate or junior in right of payment to the Notes required pursuant to the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101.0% (in the case of a Change of Control) or 100% (in the case of an Asset Sale) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom); and
(13)    Restricted Payments together with all other Restricted Payments made pursuant to this clauses (13) in an amount not to exceed the greater of $50,000,000 and 0.50% of Total Assets as of the date of such Restricted Payment.
In determining the aggregate amount of Restricted Payments made subsequent to the Signing Date in accordance with clause (3) of the first paragraph of this covenant, amounts expended pursuant to clauses (1), (4) and (7) of the immediately preceding paragraph shall be included, and amounts expended pursuant to clauses (2), (3), (5), (6), (8), (9), (10), (12) and (13) shall be excluded, in such calculation.
For purposes of determining compliance with this “Restricted Payments” covenant, if any Investment or Restricted Payment would be permitted pursuant to one or more of the provisions described above and/or one or more exceptions contained in the definition of “Permitted Investments,” the Company may classify all or any portion of such Investment or Restricted Payment in any manner that complies with this covenant or the definition of “Permitted Investment” and may later reclassify all or any portion of any such Investment or Restricted Payment in any manner that complies with this covenant or such definition so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exceptions as of the date of such reclassification.
4.Limitations on dividend and other payment restrictions affecting Restricted Subsidiaries
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:
(1)    pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;
(2)    make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; or
(3)    transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except, with respect to the foregoing clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:
(a)    applicable law, rule, regulation or order;
(b)    the Note Purchase Agreement and the Notes;
(c)    customary provisions of any contract, lease or license restricting assignments, subservicing, subcontracting or other transfers;
(d)    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(e)    the Existing Facilities as each exists on the Signing Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to facilities similar to the Existing Facilities (under the relevant circumstances) and will not materially affect the Company’s ability to make anticipated principal, premium and interest payments on the Notes (as determined in good faith by the Company);
(f)    (x) agreements existing on the Signing Date to the extent and in the manner such agreements are in effect on the Signing Date or (y) the indenture governing the New First Lien Notes;
(g)    restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of the Company imposed under any agreement governing Indebtedness incurred in accordance with the Note Purchase Agreement;
(h)    provisions in agreements evidencing MTM MSR Indebtedness or Permitted Funding Indebtedness, in each case, that impose restrictions on the collateral securing such Indebtedness, provide for financial covenants, limitations on affiliate transactions, the transfer of all or substantially all assets, other fundamental changes or other customary limitations which, in each case as determined in good faith by the Company, are customary or will not materially affect the ability of the Company to pay the principal, interest and premium on the Notes;
(i)    restrictions on the transfer of assets subject to any Lien permitted under the Note Purchase Agreement imposed by the holder of such Lien;
(j)    restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Note Purchase Agreement to any Person pending the closing of such sale;
(k)    any agreement or instrument governing Capital Stock of any Person that is acquired; provided that such encumbrances or restrictions are not created in contemplation of such acquisition;
(l)    the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Company formed in connection therewith;
(m)    customary provisions in joint venture and other similar agreements relating solely to the assets or the Equity Interests of such joint venture;
(n)    customary provisions in leases, licenses and other agreements entered into in the ordinary course of business;
(o)    restrictions on cash or other deposits or net worth imposed by customers or other counterparties of the Company and its Restricted Subsidiaries under contracts entered into in the ordinary course of business;
(p)    purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;
(q)    restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property not otherwise prohibited under the Note Purchase Agreement;
(r)    other Indebtedness, Disqualified Capital Stock or Preferred Stock permitted to be incurred subsequent to the Signing Date pursuant to Section 2 of this Annex; provided that the restrictions will not materially affect the ability of the Company to pay the principal, interest and premium on the Notes, as determined in good faith by the Company; and
(s)    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b) through (d), (f) through (r) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
5.Limitation on Liens
The Company will not, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Company securing Indebtedness except for:
(1)    Liens existing on the Signing Date (excluding Liens securing Indebtedness permitted to be incurred pursuant to clause (1) of the definition of “Permitted Indebtedness”) to the extent and in the manner such Liens are in effect on the Signing Date;
(2)    Liens securing Non-Recourse Indebtedness so long as such Lien shall encumber only (i) any Equity Interests of the Subsidiary which owes such Indebtedness, (ii) the assets originated, acquired or funded with the proceeds of such Non-Recourse Indebtedness and (iii) any intangible contract rights and other accounts, documents, records and other property directly related to the foregoing;
(3)    (A) Liens securing Permitted Funding Indebtedness or MTM MSR Indebtedness so long as any such Lien shall encumber only (i) the assets originated, acquired or funded with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgages and other secured loans, mortgage-related securities and derivatives, other mortgage related receivables, REO Assets, Residual Assets and other similar assets (or any interests in any of the foregoing) subject to and pledged to secure such Indebtedness, and (ii) any intangible contract rights and other accounts, documents, records and other assets directly related to the assets set forth in clause (i) and any proceeds thereof and (B) Liens in any cash collateral or restricted accounts securing Permitted Funding Indebtedness;
(4)    Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that was previously so secured by a Lien permitted under the Note Purchase Agreement and that has been incurred in accordance with the provisions of the Note Purchase Agreement; provided, however, that such Liens (i) are, when taken as a whole, not materially less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced, and (ii) do not extend to or cover any property or assets of the Company or its Restricted Subsidiaries not securing the Indebtedness so Refinanced (or property of the same type and value); and
(5)    Permitted Liens.
6.Limitation on sale and leaseback transactions
The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:
(1)    the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 2 of this Annex, and (b) incurred a Lien to secure such Indebtedness pursuant to Section 5 of this Annex;
(2)    the consideration of that sale and leaseback transaction is at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and
(3)    the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 1 of this Annex and Section 8.1 of the Note Purchase Agreement.
7.Merger, consolidation and sale of assets
The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, and the Company will not sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person unless:
(1)    either:
(a)    the Company shall be the surviving or continuing entity; or
(b)    the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries taken as a whole (the “Surviving Entity”):
    (i)    shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the Notes is a corporation;

    (ii)    shall expressly assume, by a joinder to the Note Purchase Agreement, executed and delivered to the Collateral Agent, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Note Purchase Agreement and the Security Documents on the part of the Company to be performed or observed; and
    (iii)    shall take all actions necessary to cause the Liens created by the Security Documents to continue to be duly perfected to the extent required by such agreement in accordance with all applicable law, including making all filings under the Uniform Commercial Code or otherwise that are required by applicable law in order for the Collateral Agent to continue at all times following such transaction to have a valid, legal and perfected security interest in all the Collateral with the priority required by the Junior Priority Intercreditor Agreement;
(2)    immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (x) the Total LTV Ratio of the Company and its Restricted Subsidiaries on a pro forma basis would be either (i) no higher than 0.45 to 1.0 or (ii) no higher than 90.0% of the Total LTV Ratio immediately prior to such transaction and (y) the ratio of Corporate Indebtedness of the Company and its Restricted Subsidiaries to Tangible Net Worth of the Company and its Subsidiaries on a pro forma basis would be either (i) no higher than 1.25 to 1.0 or (ii) no higher than 90.0% of the ratio of Corporate Indebtedness of the Company and its Restricted Subsidiaries to Tangible Net Worth of the Company and its Subsidiaries immediately prior to such transaction;
(3)    immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and
(4)    the Company or the Surviving Entity shall have delivered to the Collateral Agent an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a joinder to the Note Purchase Agreement is required in connection with such transaction, such joinder complies with the applicable provisions of the Note Purchase Agreement and that all conditions precedent in the Note Purchase Agreement relating to such transaction have been satisfied and that the joinder and such other agreements constitute the legal, valid and binding obligation of the Surviving Entity.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole.
The Note Purchase Agreement provides that upon any consolidation, combination or merger by the Company or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with the foregoing, in which the Company is not the continuing entity, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note Purchase Agreement and the Notes with the same effect as if such surviving entity had been named as such.
This Section 7 will not apply to:
(1)    a merger of the Company with an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction;
(2)    any consolidation or merger by any Restricted Subsidiary of the Company with or into, or any sale, assignment, transfer, conveyance, lease or other disposition of assets by any Restricted Subsidiary to, the Company or any of its Restricted Subsidiaries; or
(3)    any Required Asset Sale that complies with Section 1 of this Annex.
Any reference in the Note Purchase Agreement to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of, or by, a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person under the Note Purchase Agreement (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity)
8.Limitation on transactions with Affiliates
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”) involving an aggregate payment of consideration in excess of $5,000,000 other than (1) Affiliate Transactions permitted as described below, and (2) Affiliate Transactions on terms that, in the good faith judgment of the Company or the applicable Restricted Subsidiary, are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.
All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $15,000,000 shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.
The restrictions set forth in the first and second paragraphs of this covenant shall not apply to:
(1)    any employment or consulting agreement, employee or director benefit plan, officer or director compensation or indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors of the Company and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Capital Stock) to directors, employees and consultants pursuant to stock option or stock ownership, bonus or benefit plans;
(2)    transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries;
(3)    transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries has made an Investment in the ordinary course of business and such Person is an Affiliate solely because of such Investment;
(4)    transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate solely because of such interest;
(5)    any agreement or arrangement as in effect as of the Signing Date and any such agreement or arrangement as it may be amended or replaced from time to time and any transactions or payments contemplated thereby (including pursuant to any such agreement or arrangement as so amended or replaced) so long as any such agreement or arrangement as so amended or replaced, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement or arrangement as in effect on the Signing Date (as determined by the Company in good faith);
(6)    an agreement between a Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into, the Company or a Restricted Subsidiary and not entered into in contemplation of such acquisition or merger;

(7)    Restricted Payments or Permitted Investments (other than pursuant to clause (16) of the definition of Permitted Investments) permitted by the Note Purchase Agreement;
(8)    sales of Qualified Capital Stock by the Company or any Restricted Subsidiary and capital contributions to the Company from Affiliates;
(9)    the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Signing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Signing Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially more disadvantageous to the Holders (as determined by the Company in good faith);
(10)    transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary;
(11)    (a) the provision of mortgage servicing, mortgage loan origination, real estate logistics, brokerage and management and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by the Note Purchase Agreement that are fair to the Company and its Restricted Subsidiaries (as determined by the Company in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Company in good faith), and (b) transactions or agreements (and payments pursuant to such transactions or agreements) with customers, clients, suppliers, vendors, contractors, lenders, joint venture partners or purchasers or sellers of assets or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Note Purchase Agreement that are fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Company in good faith);
(12)    Co-Investment Transactions;
(13)    payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice; and
(14)    sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Permitted Securitization Indebtedness, MTM MSR Indebtedness or Permitted Funding Indebtedness.

9.Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 3 of this Annex or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Collateral Agent by filing with the Collateral Agent a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by Section 3 of this Annex. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 2 of this Annex, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would occur and be continuing following such designation.
10.Conduct of business
The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SCHEDULE A
Purchaser Commitments

Purchaser	purchaser commitment	principal amount of initial notes	Purchase Price for Initial Notes	Principal Amount of Additional Notes	Purchase Price for Additional Notes
Opps OCW Holdings, LLC	50.0%	$99,750,000	$87,500,000	$42,750,000	$37,500,000
ROF8 OCW Holdings, LLC	50.0%	$99,750,000	$87,500,000	$42,750,000	$37,500,000

Schedule A
(to Note and Warrant Purchase Agreement)

SCHEDULE B
Defined Terms
Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or the other Transaction Documents, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement or the other Transaction Documents.
Where any provision in this Agreement or the other Transaction Documents refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person or secured by a Lien encumbering any asset acquired by such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.
“Additional Notes” is defined in Section 1.1.
“Additional Notes Notice” is defined in Section 2.1.
“Additional Notes Termination Fee” is defined in Section 2.2(b).
“Advance Facility Reserves” means, on any date of determination, the aggregate amount on deposit in segregated reserve trust accounts for any Servicing Advance Facility after giving effect to any amounts owed but unpaid to the related lenders under such Servicing Advance Facility.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
Schedule B
(to Note and Warrant Purchase Agreement)

“Agency” means Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Housing Administration, the U.S. Department of Veteran Affairs and the U.S. Department of Agriculture.
“AHYDO” is defined in Section 8.2(b).
“AHYDO Catch-Up Payment” is defined in Section 8.2(b).
“Agreement” or “Note Purchase Agreement” means this Note and Warrant Purchase Agreement, as from time to time amended, supplemented or otherwise modified.
“Alternate MAV Transaction” is defined in the definition of “MAV Condition”.
“Alternate Transaction” is defined in Section 2.2(a).
“Alternate Transaction Fee” is defined in Section 2.2(a).
“Asset Sale” means:
(1)    the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, other than any Required Asset Sale, will be governed by the provisions of Section 8.1 of the Note Purchase Agreement and/or Section 7 of Annex B and not by the provisions of Section 1 of Annex B; provided, further, that a transaction otherwise meeting the requirements of an “Asset Sale” under this definition will be deemed to be an Asset Sale notwithstanding its treatment under GAAP; and
(2)    the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries.
Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $15,000,000; provided that all such transactions that are deemed to not be Asset Sales pursuant to this clause (1) shall not exceed $20,000,000 in any calendar year;
(2)    a transfer of assets between or among the Company and any Restricted Subsidiary of the Company;
(3)    an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;
(4)    the sale of advances, MSRs, mortgages, other loans (including non-performing loans), customer receivables, mortgage related securities or derivatives or other assets (or
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any interests in any of the foregoing) in the ordinary course of business, the sale, transfer or discount of accounts receivable or other assets that by their terms convert into cash and any sale of securities in respect of additional fundings under reverse mortgage loans, in each case, in the ordinary course of business;
(5)    the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;
(6)    the sale, conveyance or other disposition of Investments or other assets and disposition or compromise of mortgages, other loans or receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for mortgages or other loans serviced and/or originated by the Company or any of its Subsidiaries;
(7)    the modification of any mortgages or other loans owned or serviced by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(8)    a Restricted Payment that does not violate Section 3 of Annex B or a Permitted Investment;
(9)    disposals, liquidations or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of the Company and its Restricted Subsidiaries, in each case the ordinary course of business;
(10)    assets sold, conveyed or otherwise disposed of pursuant to the terms of MTM MSR Indebtedness, Permitted Funding Indebtedness or Non-Recourse Indebtedness;
(11)    a sale, conveyance or other disposition (in one or more transactions) of Securitization Assets or Residual Interests;
(12)    a sale, conveyance or other disposition (in one or more transactions) of Servicing Advances, Residential Mortgage Loans or MSRs or any parts thereof (a) in the ordinary course of business, (b) in connection with the transfer or termination of the related MSRs or (c) in connection with Excess Servicing Strip in the ordinary course of business;
(13)    a sale, conveyance or other disposition of Securitization Assets in the ordinary course of business in connection with the origination, acquisition, securitization and/or sale of loans that are purchased, insured, guaranteed, or securitized;
(14)    a sale, conveyance or other disposition of MSRs or any interests therein in connection with MSR Facilities or Warehouse Facilities and/or REO Assets;
(15)    a sale, conveyance or other disposition of Equity Interests of an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and Cash Equivalents);
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(16)    the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by Section 5 of Annex B;
(17)    transactions pursuant to repurchase agreements entered into in the ordinary course of business;
(18)    any Co-Investment Transaction;
(19)    any sale or other disposition of a minority interest in any Person that is not a Subsidiary, that constituted a Restricted Payment or Permitted Investment; provided that (x) the majority interests in such Person shall also be concurrently sold or transferred on the same terms and the holder or holders of such majority interests shall have required such sale or disposition of such minority interest pursuant to the exercise of any applicable drag-along rights and (y) the Net Proceeds from the sale or transfer of such minority interest are applied in accordance with the Asset Sale covenant;
(20)    any lease or license of real and personal property in the ordinary course of business;
(21)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(22)    sales, contributions, assignments or other transfers of Servicing Advances to Securitization Entities and Warehouse Facility Trusts in connection with Securitizations or Warehouse Facilities;
(23)     dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;
(24)    inventory (or other assets) sold, leased or licensed in the ordinary course of business (excluding any such sales, leases or licenses by operations or divisions discontinued or to be discontinued);
(25)    the sale, lease, conveyance or other disposition of any assets or rights required or advisable as a result of statutory or regulatory changes or requirements (including any settlements with any regulatory agencies) as determined in good faith by the senior management of the Company; provided that any cash or Cash Equivalents received must be applied as Net Proceeds in accordance with Section 8.1 of the Note Purchase Agreement; and
(26)    any unwinding of any Currency Agreement or Permitted Hedging Transaction.
“Asset Swap” means an exchange (or concurrent purchase and sale) of property, plant, equipment or other assets (excluding working capital or current assets) of the Company or any of its Restricted Subsidiaries for the assets or Capital Stock of a Person conducting a Permitted
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Business; provided that, in the case of any such exchange for Capital Stock of a Person conducting a Permitted Business, such Person is or becomes a Restricted Subsidiary; provided, further, that any Unrestricted Cash received must be applied as Net Proceeds in accordance with Section 8.1 of the Note Purchase Agreement.
“Attributable Debt” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.” In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Blocked Person” is defined in Section 5.33.
“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof, including, but not limited to, the audit committee.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Collateral Agent.
“Brookfield” means Brookfield Asset Management Inc. together with its managed funds and accounts and affiliated holding companies and its Affiliates.
“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.
“Capital Stock” means:
(1)    with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; or
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(2)    with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person, but, in each case, excluding any debt security that is convertible or exchangeable for Capital Stock.
“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person as lessee under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP, provided, for the avoidance of doubt, that any obligations of the Company and its Restricted Subsidiaries either existing on the Signing Date or created prior to the recharacterization described below that were not included on the consolidated balance sheet of the Company as Capitalized Lease Obligations and that are subsequently recharacterized as Capitalized Lease Obligations due to a change in GAAP, shall for purposes of this Agreement not be treated as Capitalized Lease Obligations or Indebtedness. Notwithstanding anything to the contrary in this Agreement, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change to capital lease accounting rules from those in effect on December 5, 2016 pursuant to Accounting Standards Codification 840 and other lease accounting guidance as in effect on December 5, 2016.
“Cash Equivalents” means:
(1)    Dollars;
(2)    in the case of any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, such local currencies held by such Foreign Subsidiary of the Company from time to time in the ordinary course of business;
(3)    securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);
(4)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;
(5)    certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Moody’s or S&P rating of “B” or better;
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(6)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;
(7)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within twelve months after the date of acquisition; and
(8)    money market funds (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition or (ii) that comply with the criteria under Rule 2a-7 of the Investment Company Act of 1940 and are rated at least AAA by S&P or Aaa by Moody’s.
In the case of Investments by any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.
“Change of Control” means the occurrence of any of the following:
(i)the sale, lease or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Persons;
(ii)the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 50.0% or more of the total voting power of the Voting Stock of the Company;
(iii)PMC shall cease for any reason to be a Wholly Owned Restricted Subsidiary of the Company; or
(iv)the occurrence of a “Change of Control” with respect to the New First Lien Notes.
For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.
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“Change of Control Offer” is defined in Section 8.1(b)(i).
“Change of Control Payment Date” is defined in Section 8.1(b)(ii).
“CISADA” is defined in Section 5.33(a).
“Closing” is defined in Section 3.
“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral” means all the “Collateral” (as defined in the Security Agreement) and all other property that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Holders.
“Collateral Agent” has the meaning set forth in the introductory paragraph hereto and is further defined in Section 6.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Signing Date or issued after the Signing Date, and includes, without limitation, all series and classes of such common stock. In the case of the Company, “Common Stock” shall refer to the Company’s common stock, par value $0.01 per share.
“Company” has the meaning set forth in the introductory paragraph hereto.
“Confidential Information” is defined in Section 20.
“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP, provided that:
(A)    the following items shall be excluded in computing Consolidated Net Income (without duplication):
    (i)    the net income or loss of any Person that is not a Restricted Subsidiary of the Company, except to the extent of the amount of cash dividends or other cash distributions of net income actually paid to the Company or a Restricted Subsidiary by such Person during such period;
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    (ii)    the net income (or loss) of any Person prior to the date it becomes a Restricted Subsidiary or all or substantially all of the property or the net income related to assets of such Person are acquired by the Company or a Restricted Subsidiary; and
    (iii)    the net income of any Restricted Subsidiary (other than PMC and PHH) to the extent that the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
(B)    items classified as extraordinary gains or losses (calculated on an after-tax basis) shall be excluded in computing Consolidated Net Income (without duplication); and
(C)    the following items (the amounts thereof to be initially calculated on a pre-tax basis and then adjusted for taxes cumulatively) shall be excluded in computing Consolidated Net Income:
    (i)    changes in the fair value of the Company’s assets or liabilities, including changes in the fair value of MSRs and reverse mortgage loans;
    (ii)    direct impairment charges or the reversal of such charges;
    (iii)    gains and losses realized upon the disposition (including reserves or abandonments) of assets outside of the ordinary course of business;
    (iv)    income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness;
    (v)    the cumulative effect of a change in accounting principles during such period;
    (vi)    the amortization of cash flow hedges, MSRs and intangibles;
    (vii)    the amount of all reversals made (or incurred) on account of an item added back to or deducted from Consolidated Net Income in a previous period following the Initial Issue Date pursuant to clauses (A) through (C) hereof;
    (viii)    any income or loss related to the Fair Market Value of economic hedges related to MSRs or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at Fair Market Value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision; and
    (ix)    in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.
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“Consolidated Net Worth” means the total amount of shareholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective controlled Affiliates and (ii) if the Company has a parent company, such parent company and its controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (1)(x), (2), (5), (6), (7), (9), (10), (11), (12), (15), (18), (19), (20), (22), (23), (24), (25), (26), (27), (29) and (31) of the definition of “Permitted Indebtedness”).
“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Company’s senior management) with respect to any MTM MSR Indebtedness, Permitted Funding Indebtedness or Permitted Securitization Indebtedness.
“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values.
“Default” means an event or condition the occurrence or existence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Default Rate” means, with respect to the Notes, that rate of interest that is 2% per annum above the rate of interest otherwise applicable to the Notes.
“Designated Noncash Consideration” means the Fair Market Value of any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate executed by the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale less the amount of cash and Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.
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“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.
“Dollar” or “$” means the lawful money of the United States of America.
“Environmental Laws” is defined in Section 5.24.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Excess Servicing Strip” means any transaction consisting of the sale of excess servicing fees, or any interest therein to a third party in the ordinary course of business and for Fair Market Value, or any similar transaction.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from contributions to its common equity capital designated as Excluded Contributions pursuant to an officers’ certificate on the date such capital contributions are made.
“Existing Facilities” means, collectively, the Existing MSR Facilities, the Existing Servicing Advance Facilities and the Existing Warehouse Facilities.
“Existing Indebtedness” means all Indebtedness under that certain (i) Indenture, dated as of December 5, 2016, among Ocwen Loan Servicing, LLC, the Company, the other guarantors named therein and Wilmington Trust, National Association (including all supplemental indentures and notes related thereto), (ii) Indenture, dated as of January 17, 2012, between PHH and The Bank of New York Mellon Trust Company, N.A., as trustee (including all supplemental indentures and notes related thereto) and (iii) Amended and Restated Senior Secured Term Loan Facility Agreement, dated as of December 5, 2016, by and among Ocwen Loan Servicing, LLC, as Borrower, the Company, as Parent, certain Subsidiaries of the Company, as Subsidiary
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Guarantors, the Lender Parties thereto, and Barclays Bank PLC, as Administrative Agent and Collateral Agent.
“Existing MSR Facilities” means the MSR Facilities of the Company and its Restricted Subsidiaries in existence on the Signing Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
“Existing Servicing Advance Facilities” means the Servicing Advance Facilities of the Company and its Restricted Subsidiaries in existence on the Signing Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
“Existing Warehouse Facilities” means the Warehouse Facilities of the Company and its Restricted Subsidiaries in existence on the Signing Date. in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer that is not an Affiliate of the seller and a willing seller, would reasonably be expected to agree to purchase and sell such asset, as determined in good faith by the Company or the Restricted Subsidiary purchasing or selling such asset. For the avoidance of doubt, any sale, contribution, assignment or other transfer shall not be deemed to be for less than Fair Market Value solely because such sale, contribution, assignment or transfer was made at a discount to par. “Freddie Mac” means the Federal Home Loan Mortgage Corporation, its successors and assigns.
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“Fannie Mae” means the Federal National Mortgage Association, in its corporate capacity, and any majority owned and controlled affiliate thereof.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.
“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Company, as determined in accordance with GAAP in good faith by the Company without intercompany eliminations.
“Fundamental Change Event” means the Company has, after the date of this Agreement, (i) entered into a definitive written agreement providing for (A) any acquisition of a majority of the voting securities of the Company by any person or “group” (as that term is used for purposes of Rule 13d-5 or Section 13(d)(3) of the Exchange Act), (B) any acquisition of all or substantially all of the consolidated assets of the Company and its subsidiaries by any person or “group” (as that term is used for purposes of Rule 13d-5 or Section 13(d)(3) of the Exchange Act), or (C) any tender or exchange offer, merger or other business combination or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction (provided that, in the case of any transaction covered by the foregoing subclause (C), immediately following such transaction, any Person (or the direct or indirect shareholders of such person) will beneficially own (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction) or (ii) instituted or commenced or consented to the institution or commencement of any Insolvency Proceeding.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Signing Date (or in the case of Section 5.6 of this Agreement and Sections 1, 7 and 11 of Annex A to this Agreement, as in effect from time to time).
“Ginnie Mae” means the Government National Mortgage Association.
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“Governmental Authority” means
(a)    the government of:
(i)    the United States of America or any State or other political subdivision thereof, or
(ii)    any jurisdiction in which the Company conducts all or any part of its business, or which has jurisdiction over any properties of the Company, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Hazardous Material” is defined in Section 5.24.
“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“Indebtedness” means with respect to any Person, without duplication:
(1)    all obligations of such Person for borrowed money;
(2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all Capitalized Lease Obligations of such Person;
(4)    all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);
(5)    all obligations for the reimbursement of any obligor on any standby letter of credit, banker’s acceptance or similar credit transaction;
(6)    guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) or (9) below, but excluding any guaranty or other recourse arising from or otherwise based on matters such as fraud, misappropriation, breaches of
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representations, warranties or covenants and misapplication and customary indemnities in connection with transaction similar to the related Indebtedness;
(7)    obligations of any other Person of the type referred to in clauses (1) through (6) above and clause (9) below which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the obligation so secured;
(8)    all net obligations under currency agreements and interest swap agreements of such Person;
(9)    all Attributable Debt of such Person; and
(10)    all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Notwithstanding anything in this definition to the contrary, in no event shall obligations under any derivative transaction related to the hedging of the mortgage origination pipeline or MSRs in the ordinary course of business and not for speculative purposes be deemed “Indebtedness.” For the avoidance of doubt, Indebtedness shall not include any liability recorded on the balance sheet of the Company’s financial statements that corresponds to (i) MSRs (or the economic interests in MSRs) that have been sold or transferred to a third party and for which the Company or a Restricted Subsidiary is the servicer or sub-servicer and such MSRs (such economic interests) are required under GAAP to be recorded as an asset on the balance sheet of the Company’s financial statements and (ii) mortgage loans that have been sold or transferred to a third party or securitized in a securitization sponsored by a third party or pursuant to any Specified Government Entity securitization program. For purposes of this definition, “obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
The amount of any Indebtedness outstanding as of any date shall be:
(1)    the accreted value thereof, in the case of any Indebtedness issued at a discount to par;
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(2)    with respect to any obligations under currency agreements and interest swap agreements, the net amount payable if such agreements terminated at that time due to default by such Person;
(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a)    the Fair Market Value of such assets at the date of determination; and
(b)    the amount of the Indebtedness of the other Person; or
(4)    except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.
“Information” is defined in Section 20.
“Initial Issue Date” is defined in Section 2.1.
“Initial Notes Notice” is defined in Section 2.1.
“Insolvency Proceeding” means any of the events described in Section 11(g) or Section 11(h).
“Interest Payment Date” is defined in the Notes.
“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities. “Investment” shall exclude (w) residential mortgage loans in the ordinary course of business, warehouse loans secured by residential mortgage loans and related assets, drawing accounts and similar expenditures in the ordinary course of business, (x) accounts receivable, extensions of trade credit or advances by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Company’s or its Restricted Subsidiaries’ normal trade practices, as the case maybe, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts related to Securitizations and (z) commission, moving, entertainment and travel expenses and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Investment Grade Securities” means marketable securities of a Person (other than the Company or its Restricted Subsidiaries, an Affiliate or joint venture of the Company or any Restricted Subsidiary), acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.
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“Junior Priority Intercreditor Agreement” means the Junior Priority Intercreditor Agreement, in substantially the form attached as Exhibit 6 to the Note Purchase Agreement, to be dated as of the Initial Issue Date and entered into by the Company, the Collateral Agent and the New Notes Collateral Trustee.
“Law” is defined in Section 5.4.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.
“Make-Whole Amount” is defined in Section 8.6.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents, or (c) the validity or enforceability of this Agreement or the other Transaction Documents.
“Material Subsidiary” means either (i) any Subsidiary (other than CR Limited or any Securitization Entity) comprising at least (x) 2.5% of Total Assets (adjusted, in each case, to exclude (a) reverse mortgage matching assets and reverse mortgage matching liabilities, (b) subservice MSRs (including rights to MSRs) and (c) delinquent loans in Ginnie Mae securities) or consolidated revenue (adjusted, in each case, to exclude revenues from New Residential Investment Corp. (“NRZ”) related to NRZ-pledged MSRs) of the Company and its Subsidiaries, or (y) $5,000,000 in Consolidated Net Income, or (ii) any Subsidiary (other than CR Limited) the existence and operations of which are otherwise materially significant to the existence or operations of the Company and its Subsidiaries, taken as a whole.
“Maturity Date” means the sixth anniversary of the Initial Issue Date or, if such day is not a Business Day, the immediately preceding Business Day.
“MAV Condition” means, either (i) receipt of all requisite regulatory approvals for the consummation of the MAV Transaction or (ii) if such approvals have not been obtained, the conversion of the MAV Transaction to an “excess spread” or other structure mutually acceptable to the Company and the Purchasers (with substantially similar economics), on terms mutually agreed by the Company and the Purchasers (the transaction pursuant to which such “excess spread” or other structure is effectuated, the “Alternate MAV Transaction”).
“MAV Transaction” means the transactions contemplated by the MAV Transaction Agreement.
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“MAV Transaction Agreement” means that certain Transaction Agreement dated as of December 21, 2020 (as amended, supplemented or modified from time to time), among OCW MAV Holdings, LLC, a Delaware limited liability company, the Company, and solely for the limited purposes specified therein, Oaktree Real Estate Opportunities Fund VIII, L.P., a Delaware limited partnership, Oaktree Opportunities Fund XI Holdings (Delaware), L.P., a Delaware limited partnership, and Oaktree Opportunities Fund Xb Holdings (Delaware), L.P., a Delaware limited partnership, including all exhibits, schedules and annexes thereto.
“Maximum Percentage” is defined in Section 5A.12.
“Money Laundering Laws” is defined in Section 5.32.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“MSRs” means mortgage servicing rights (including master servicing rights and excess mortgage servicing rights) entitling the holder to service mortgage loans (including reverse mortgage loans).
“MSR Assets” means MSRs other than (i) MSRs on loans originated by the Company or its Restricted Subsidiaries for so long as such MSRs are financed in the normal course of the origination of such loans and (ii) MSRs subject to existing Liens on the Signing Date securing Existing MSR Facilities.
“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender (including, without limitation, any Specified Government Entity) or purchaser, in each case, primarily to finance or refinance the purchase, origination, pooling or funding by the Company or a Restricted Subsidiary of the Company of MSRs originated, purchased or owned by the Company or any Restricted Subsidiary of the Company, including, for the avoidance of doubt, any arrangement secured by MSRs or any interest therein held by the Company or any Restricted Subsidiary.
“MSR Facility Trust” means any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs originated or purchased by, and/or contributed to, such Person from the Company or any of its Restricted Subsidiaries or (ii) notes and securities are backed by specified MSRs purchased by, and/or contributed to, such Person from the Company or any of its Restricted Subsidiaries.
“MSR Indebtedness” means Indebtedness in connection with a MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.
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“MTM MSR Indebtedness” means MSR Indebtedness that by its terms obligates the Company or a Restricted Subsidiary to make payments to reduce the outstanding obligations under such MSR Indebtedness or provide additional collateral to support the obligations under such MSR Indebtedness if the market value of the MSRs securing such MSR Indebtedness decreases, excluding any MSR Indebtedness to the extent of the principal balance thereof advanced with respect to MSRs for reverse mortgage loans securing such MSR Indebtedness.
“MTM MSR Indebtedness LTV Ratio” means (a) as of the last day of any Fiscal Quarter, the loan-to-value ratio as of such date of (i) the aggregate principal amount of the MTM MSR Indebtedness then outstanding to (ii) Specified MSR Value and (b) as of any other date of determination, the loan-to-value ratio of the (i) aggregate principal amount of the MTM MSR Indebtedness then outstanding to (ii) the sum of (x) the Specified MSR Value as of the last date of the immediately preceding Fiscal Quarter plus (y) the market value of MSRs that have been acquired by the Company or its Restricted Subsidiaries since the last date of the immediately preceding Fiscal Quarter or are to be acquired on such date of determination, as determined by the Company in good faith using the same methodology used to calculate the Specified MSR Value minus (z) the market value of MSRs that have been sold by the Company or its Restricted Subsidiaries since the last date of the immediately preceding Fiscal Quarter or are to be sold on such date of determination, as determined by the Company in good faith using the same methodology used to calculate the Specified MSR Value; provided that the foregoing calculations in clause (a)(ii) and (b)(ii) shall not include (x) any assets that have a negative value, (y) any Excess Servicing Strips or (z) any MSRs that secure any Permitted Funding Indebtedness. For the avoidance of doubt, to the extent any MTM MSR Indebtedness is combined with any Permitted Funding Indebtedness, the MTM MSR Indebtedness LTV Ratio shall be calculated without regard to the portion of such combined Indebtedness that constitutes Permitted Funding Indebtedness. For example, if any Indebtedness consists of a combination of MTM MSR Indebtedness and Permitted Servicing Advance Facility Indebtedness pursuant to which an aggregate principal balance of $100,000,000 is outstanding, $75,000,000 of which has been advanced with respect to MSRs with a Specified MSR Value of $125,000,000 and $25,000,000 of which has been advanced with respect to Servicing Advances, the resulting MTM MSR Indebtedness LTV Ratio of such MTM MSR Indebtedness would be equal to 0.60 to 1.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is, or within the preceding five years has been, obligated to contribute.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Restricted Subsidiaries as a result of
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such Asset Sale and amounts required to be applied to the repayment of Indebtedness (other than the Notes and other Indebtedness secured on a basis junior to the Notes) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
“New First Lien Notes” means the Senior Secured Notes due 2026 to be issued by PMC on the Initial Issue Date, which shall:
(a)have the terms, other than pricing terms, set forth on Schedule 4.15 (with only such changes to such terms as are satisfactory to the Purchasers in their sole discretion);
(b)mature no earlier than the 54-month anniversary of the Initial Issue Date;
(c)not be in an aggregate principal amount in excess of $450,000,000; and
(d)not provide for interest payments in excess of 9% per annum.
“New Notes Collateral Trustee” means Wilmington Trust, National Association, and its permitted successors and assigns in such capacity, as collateral trustee with respect to the New First Lien Notes.
“Non-Excluded Affiliate” means, with respect to any Purchaser, all Affiliates of such Purchaser that beneficially own (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) shares of Common Stock that are required to be aggregated with the shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by any Purchaser for purposes of determining whether any state and federal agency “change of control” regulatory approvals that are applicable to the Company and its regulated Subsidiaries are required. The foregoing shall not constitute an admission by any Purchaser to a third party that Brookfield is an Affiliate of such Purchaser or that Brookfield’s beneficial ownership of Common Stock of the Company should be aggregated with that of such Purchaser or its Affiliates for any purpose.
“Non-Recourse Indebtedness” means, with respect to any specified Person or any of its Restricted Subsidiaries, Indebtedness that is specifically advanced to finance the origination or the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation, warranty or covenant and misapplication and customary indemnities in connection with similar transactions, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes).
“Notes” is defined in Section 1.
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“Notes Documents” means this Agreement, any Note, the Security Documents, the Junior Priority Intercreditor Agreement and any other agreement required to be entered into pursuant to the terms of this Agreement, any Note, any Security Document, the Junior Priority Intercreditor Agreement and any other document or instrument designated by the Company and the Collateral Agent as a “Notes Document.” Any reference in this Agreement or any other Notes Document to a Notes Document shall include all appendices, exhibits or schedules thereto.
“NRZ” is defined in the definition of “Material Subsidiary”.
“NYSE” means the New York Stock Exchange.
“Obligations” means all unpaid principal of, accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, all Make-Whole Amounts, if any, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Company to the Holders, the Collateral Agent or any indemnified party arising under this Agreement, the Notes or the Notes Documents in respect of the Notes, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.
“OFAC” is defined in Section 5.33(a).
“OFAC Listed Person” is defined in Section 5.33(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Oaktree” means Oaktree Fund Administration, LLC.
“OCM” means Oaktree Capital Management, L.P.
“Officer’s Certificate” of any Person means a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.
“Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, supplemented or otherwise modified, and its by-laws, as amended, supplemented or otherwise modified, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, supplemented or otherwise modified, and its partnership agreement, as amended, supplemented or otherwise modified, (iii) with respect to any general partnership, its partnership agreement, as amended, supplemented or otherwise modified and (iv) with respect to any limited liability company, its articles of organization, as amended, supplemented or otherwise modified,
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and its operating agreement, as amended, supplemented or otherwise modified. In the event any term or condition of this Agreement or any other Transaction Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Outside Date” is defined in Section 2.1.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Business” means the businesses of the Company and its Subsidiaries as described (or incorporated by reference) in this offering memorandum and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof, including, but not limited to: (u) loan servicing and collection activities and ancillary services directly related thereto (including, but not limited to, the making of servicer advances and financing of advances), (v) asset management for investors that are not a part of the Company’s consolidated group and management of loans, real estate owned and securities portfolios for investors that are not a part of the Company’s consolidated group, (w) originating, acquiring, investing in, pooling, securitizing and/or selling Servicing Advances, MSRs, residential and commercial mortgage loans (including reverse mortgage loans and auto dealer floorplan loans) or other loans, leases, asset-backed and mortgage-backed securities and other related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing), (x) providing warehouse financings to third-party loan originators, (y) support services to third-party lending and loan investment and servicing businesses (including any due diligence services, loan underwriting services, real estate title services, provision of broker-price opinions and other valuation services), collection of consumer receivables, bankruptcy assistance and solution activities, and the provision of technological support products and services related to the foregoing; as well as any business in the insurance industry and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.
“Permitted Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted Residual Indebtedness, (iv) Permitted MSR Indebtedness, (v) any Indebtedness of the type set forth in clauses (i) through (iv) of this definition that is acquired by the Company or any of its Restricted Subsidiaries in connection with an acquisition permitted under this Agreement, (vi) any facility that combines any Indebtedness under clause (i), (ii), (iii) or (v) of this definition and (vii) any Refinancing Indebtedness of the Indebtedness under clause (i), (ii), (iii), (v) or (vi) of this definition and advanced to the Company or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, MSRs, mortgages or other loans, securities or derivatives, receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing) existing on the Signing Date or created thereafter, provided, however, solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of the excess (determined as of the most recent date for which internal financial statements are available), if
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any, of (x) the amount of any Indebtedness incurred in accordance with this clause (vii) for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect thereto (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 2 of Annex B except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (vii)). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.” For the avoidance of doubt, MTM MSR Indebtedness shall not constitute Permitted Funding Indebtedness, but any Permitted Funding Indebtedness may be combined with an MTM MSR Indebtedness, in which case such Indebtedness shall be deemed to constitute an MTM MSR Indebtedness to the extent of the aggregate principal balance thereof advanced with respect to MSRs securing such MTM MSR Indebtedness and shall otherwise constitute a Permitted Funding Indebtedness.
“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by the Company or any of its Restricted Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars and forward hedge or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.
“Permitted Indebtedness” means, without duplication, each of the following:
(1)    (x) the Initial Notes, the Additional Notes and the PIK Notes and (y) Indebtedness under the New First Lien Notes issued on the Initial Issue Date and the guarantees in respect thereof, in an aggregate principal amount not exceeding $450,000,000 at any time outstanding;
(2)    Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Facility as in effect on the Signing Date;
(3)    [reserved];
(4)    other Indebtedness and Preferred Stock of the Company and its Restricted Subsidiaries outstanding on the Signing Date (other than Indebtedness described in clauses (1), (2) and (3) above);
(5)    Permitted Hedging Transactions;
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(6)    Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
(7)    Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon, and (b) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;
(8)    [reserved];
(9)    the Issuance of Preferred Stock by Restricted Subsidiaries to officers, directors and employees of the Company or any Restricted Subsidiary as compensation, bonus awards or other incentive arrangements, provided that aggregate liquidation preference of all shares of Preferred Stock issued pursuant to this clause (9) in any calendar year shall not exceed $10,000,000, provided that any amounts available to be issued pursuant to this clause (9) that are unissued during any calendar year may be carried forward and utilized in succeeding calendar years;
(10)    Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;
(11)    (a) Permitted Funding Indebtedness and (b) MTM MSR Indebtedness so long as on the date of the incurrence of such MTM MSR Indebtedness, after giving effect to the incurrence thereof and the use of proceeds thereof, the MTM MSR Indebtedness LTV Ratio of the Company and its Restricted Subsidiaries is no higher than 0.65 to 1.0;
(12)    Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;
(13)    Refinancing Indebtedness;
(14)    (A) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary of the Company (other than Non-Recourse Indebtedness) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary of the Company is permitted under the terms of this Agreement, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company (other than Non-Recourse Indebtedness); provided that such guarantee is permitted under the terms of this Agreement;
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(15)    Non-Recourse Indebtedness;
(16)    (x) Acquired Indebtedness and Indebtedness incurred by the Company or any Restricted Subsidiary of the Company in connection with the acquisition of a Permitted Business and (y) Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person or secured by a Lien encumbering any asset acquired by such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation in connection with the acquisition of a Permitted Business; provided that, in each case, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom,
(a) the Total LTV Ratio of the Company and its Restricted Subsidiaries on a pro forma basis would be either (i) no higher than 0.45 to 1.0 or (ii) no higher than 90.0% of the Total LTV Ratio immediately prior to the incurrence of such Indebtedness; and
(b) the ratio of Corporate Indebtedness of the Company and its Restricted Subsidiaries to Tangible Net Worth of the Company and its Subsidiaries on a pro forma basis would be either (i) no higher than 1.25 to 1.0 or (ii) no higher than 90.0% of the ratio of Corporate Indebtedness of the Company and its Restricted Subsidiaries to Tangible Net Worth of the Company and its Subsidiaries immediately prior to the incurrence of such Indebtedness;
provided that the aggregate principal amount of Indebtedness and Preferred Stock that may be incurred and outstanding at any one time by Restricted Subsidiaries pursuant to subclause (x) of this clause (16) does not exceed $25,000,000;
(17)    Indebtedness (including Capitalized Lease Obligations) incurred to finance the development, construction, acquisition, purchase, lease, repairs, maintenance or improvement of assets (including, but not limited to, assets consisting of Servicing Advances, mortgages or other loans, mortgage related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing), but excluding all MSRs) by the Company or any Restricted Subsidiary (including the acquisition or purchase of any assets (other than MSRs) through the acquisition of any Person that becomes a Restricted Subsidiary or by the merger or consolidated of a Person with or into the Company or any Restricted Subsidiary) that is secured by a Lien on the assets acquired, purchased, leased or improved; provided that the Liens securing such Indebtedness may not extend to any other assets or property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 270 days after the latter of the acquisition or completion of the construction of the assets or property subject to the Lien; provided, further, that the amount of such Indebtedness does not exceed the Fair Market Value on the date that such Indebtedness is incurred of the assets or property developed, constructed, purchased, leased, repaired, maintained or improved with the proceeds of such Indebtedness;
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(18)    Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(19)    Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Subsidiaries or their authorized representatives to the extent described in clause (4) of the second paragraph under Section 3 of Annex B;
(20)    Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary deposit accounts maintained by the Company or any Restricted Subsidiary with banks and other financial institutions as part of its ordinary cash management program;
(21)    the incurrence of Indebtedness by a Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (21) 5.0% of Foreign Subsidiary Total Assets;
(22)    shares of Preferred Stock of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such share of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares or Preferred Stock not permitted by this clause (22);
(23)    Indebtedness of the Company and its Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;
(24)    obligations in respect of performance, bid, appeal, customs, surety bonds and completion guarantees (including obligations under any letter of credit incurred for such purposes) provided by the Company and its Restricted Subsidiaries in the ordinary course of business or in connection with judgments that do not result in an Event of Default;
(25)    to the extent constituting Indebtedness, Indebtedness under Excess Servicing Strip incurred in the ordinary course of business;
(26)    to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Servicing Advances, MSRs, mortgages or other loans, mortgage related securities or derivatives, consumer receivables, REO
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Assets or Residual Interests and other similar assets (or any interests in any of the foregoing) purchased or originated by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business;
(27)    guarantees by the Company and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness;
(28)    Indebtedness or Disqualified Capital Stock of the Company and Indebtedness, Disqualified Capital Stock or Preferred Stock of any of the Company’s Restricted Subsidiaries in an aggregate principal amount or liquidation preference (together with Refinancing Indebtedness in respect thereof) up to 100.0% of the net cash proceeds received by the Company since immediately after the Initial Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to the Company or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been applied to Section 3 of Annex B and are thereafter excluded from clause 3(b) of the first paragraph thereunder; provided, however, that the aggregate amount of Indebtedness and Preferred Stock incurred by Restricted Subsidiaries pursuant to this clause (28) may not exceed $35,000,000 in the aggregate at any one time outstanding;
(29)    Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;
(30)    [reserved];
(31)    guarantees by the Company and the Restricted Subsidiaries of the Company to owners of servicing rights in the ordinary course of business; and
(32)    additional Indebtedness incurred by Restricted Subsidiaries of the Company in an aggregate principal amount not to exceed (x) $500,000,000 minus (y) the aggregate principal amount of New First Lien Notes issued on the Initial Issue Date;
provided that notwithstanding anything herein to the contrary, the Company shall not be permitted to incur any Corporate Indebtedness other than the New First Lien Notes.
For purposes of determining compliance with Section 2 of Annex B, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (32) above, the Company shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness or any portion thereof in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 2 of Annex B.
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“Permitted Investments” means:
(1)    any Investment in the Company or in a Restricted Subsidiary;
(2)    any Investment in cash or Cash Equivalents or Investment Grade Securities;
(3)    any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4)    Investments by the Company or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;
(5)    Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity and/or Securitization Assets of any Securitization Entity in the ordinary course of business or for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;
(6)    Investments in MSRs (including in the form of repurchases of MSRs);
(7)    Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;
(8)    Investments by the Company or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Company or such Restricted Subsidiary in the ordinary course of business;
(9)    any Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1 of Annex B or any other disposition of assets not constituting an Asset Sale;
(10)    Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company or any Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and Cash Equivalents);
(11)    any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;
(12)    Investments in connection with Permitted Hedging Transactions;
(13)    repurchases of the Notes;
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(14)    Investments in and making or origination of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs);
(15)    guarantees of Indebtedness permitted under Section 2 of Annex B;
(16)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the third paragraph of Section 8 of Annex B (except transactions described in clauses (7) and (9) of such paragraph);
(17)    Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable arising from the grant of trade credit, and guarantees and letters of credit for the benefit of existing or potential suppliers, customers, distributors, licensors, licensees, lessees and lessors, in each case, in the ordinary course of business; and Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment or services in the ordinary course of business or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(18)    endorsements for collection or deposit in the ordinary course of business;
(19)    any Investment existing on the Signing Date or made pursuant to binding commitments in effect on the Signing Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Signing Date; provided that the amount of any such Investment may only be increased pursuant to this clause (19) to the extent required by the terms of such Investment as in existence on the Signing Date or as otherwise permitted under this Agreement;
(20)    any Investment by the Company or any Restricted Subsidiary of the Company in any Person where such Investment was acquired by the Company or any Restricted Subsidiary of the Company (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(21)    any Investment by the Company or any Restricted Subsidiary of the Company in a joint venture not to exceed the greater of (a) $60,000,000 and (b) 0.60% of Total Assets;
(22)    other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding, net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed the greater of (a) $50,000,000 and (b) 0.50% of Total Assets at the time of such Investment (with the Fair Market Value of each
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Investment being measured at the time made and without giving effect to subsequent changes in value);
(23)    purchases of mortgage backed or asset backed securities or similar instruments related to a Permitted Business;
(24)    Investments related to any Indebtedness permitted under clause (20) of the definition of “Permitted Indebtedness”;
(25)    advances to, or guarantees of Indebtedness of, employees of the Company or any of its Restricted Subsidiaries not in excess of $5,000,000 outstanding at any one time;
(26)    loans and advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries for business-related travel expenses, moving expenses and other travel related expenses, in each case in the ordinary course of business;
(27)    any Co-Investment Transaction;
(28)    Investments in MAV Canopy HoldCo I, LLC in the form of cash or MSRs (i) in an aggregate amount not to exceed $37,500,000 (including the contribution to MAV Canopy HoldCo I, LLC by the Company of the Equity Interests of its licensed Subsidiary, MSR Asset Vehicle LLC, holding cash and/or MSRs in an aggregate amount not to exceed $37,500,000) and (ii) in an aggregate amount in excess of $37,500,000 provided that, with respect to this clause (ii), (a) the Company or a Restricted Subsidiary is the primary servicer or sub-servicer of MSRs held by MAV Canopy HoldCo I, LLC or its subsidiaries and (b) at time of making such Investment the Total LTV Ratio of the Company and its Restricted Subsidiaries is no higher than 0.40 to 1.0 and the ratio of Corporate Indebtedness of the Company and its Restricted Subsidiaries to Tangible Net Worth of the Company and its Subsidiaries is no higher than 1.1 to 1.0.
“Permitted Liens” means the following types of Liens:
(1)    Liens for taxes, assessments or governmental charges or claims either (a) not yet delinquent for a period of more than 30 days, or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;
(2)    statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;
(3)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, performance and
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completion guarantees, leases, contracts in the ordinary course of business, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(4)    [reserved];
(5)    Liens on assets, property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated or amalgamated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or merging with or into or consolidating or amalgamating with the Company or any Restricted Subsidiary of the Company; provided, further, however, that such Liens may not extend to any other assets or property owned by the Company or any Restricted Subsidiary;
(6)    Liens on assets or property (other than MSRs) at the time the Company or a Restricted Subsidiary acquired such assets or property or within 270 days of such acquisition, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that the Liens may not extend to any other assets or property owned by the Company or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); provided, further, that the aggregate amount of obligations secured thereby does not exceed the greater of (x) $50,000,000 and (y) 0.50% of Total Assets at any time outstanding and no such Lien may secure obligations in an amount that exceeds the Fair Market Value of the assets or property acquired as of the date of acquisition;
(7)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary of the Company;
(8)    Liens arising from leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
(9)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries or dispositions of assets;
(10)    [reserved]
(11)    Liens (x) in favor of the Company or (y) on the assets of any Restricted Subsidiary in favor of another Restricted Subsidiary;
(12)    Liens securing Indebtedness permitted to be Incurred pursuant to clause (1)(y) of the definition of “Permitted Indebtedness”, subject to the terms of the Junior Priority Intercreditor Agreement;
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(13)    grants of software and other technology licenses in the ordinary course of business;
(14)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (5), (6), (12), (21), (28) and (39) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (5), (6), (12), (21), (28) and (39) of this definition at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay any accrued and unpaid interest, fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(15)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;
(16)    Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a depository or financial institution or securities intermediary;
(17)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(18)    any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;
(19)    judgment Liens not giving rise to an Event of Default;
(20)    survey exceptions, encumbrances, easements or reservations of, or rights of other for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Permitted Business of the Company and its Subsidiaries and other similar charges or encumbrances in respect of real property not interfering, in the aggregate, in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(21)    any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;
(22)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the
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account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(23)    Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(24)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;
(25)    Liens securing Permitted Hedging Transactions and similar obligations of the Company and the costs thereof;
(26)    Liens securing Indebtedness under Currency Agreements;
(27)    Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $40,000,000 and (y) 0.40% of Total Assets;
(28)    Liens securing Indebtedness incurred to finance the construction or purchase of assets (excluding MSR Assets) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary); provided that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition or completion of the construction of the property subject to the Lien; provided, further, that the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets purchased or constructed with the proceeds of such Indebtedness;
(29)    Liens on Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the foregoing assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;
(30)    Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;
(31)    [reserved];
(32)    (i) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) bankers’ Liens, right of setoff and other similar Liens existing solely with respect to property in one or more accounts maintained by the Company or a Subsidiary as
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customary in the banking industry in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank customarily so secured;
(33)    Liens solely on cash advances or any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement and Liens consisting of an agreement to sell or otherwise dispose of any property permitted under this Agreement;
(34)    Liens on Servicing Advances, Residential Mortgage Loans or MSRs or any part thereof and any intangible contract rights and other accounts, documents, records and property directly related to the foregoing assets and any proceeds thereof, in each case that are the subject of an Excess Servicing Strip or an MSR Facility entered into in the ordinary course of business securing obligations under such Excess Servicing Strip or MSR Facility and Liens in any cash collateral or restricted accounts securing MSR Facilities;
(35)    Liens on cash, cash equivalents or other property arising in connection with the discharge or redemption of Indebtedness;
(36)    Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto;
(37)    Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided that such Liens shall not exceed the amount of such premiums so financed;
(38)    Liens on the property or assets of any Restricted Subsidiary securing Indebtedness of any Restricted Subsidiary;
(39)    Liens securing Indebtedness permitted to be Incurred pursuant to clause (1)(x) of the definition of “Permitted Indebtedness”; and
(40)    Liens on cash collateral posted in respect of letters of credit and bank guarantees incurred in the ordinary course of business so long as (i) such Liens only secure obligations under such letters of credit and bank guarantees and (ii) the amount of cash on which Liens may be granted pursuant to this clause (i) shall not exceed 105% of the aggregate amount of Indebtedness secured by such Liens;
provided that the Company shall not create, incur, assume or permit or suffer to exist any Liens of any kind on its assets that secure Corporate Indebtedness other than the New First Lien Notes and, prior to the Initial Issue Date, the Existing Indebtedness.
“Permitted MSR Indebtedness” means MSR Indebtedness that is not MTM MSR Indebtedness, provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Company or its Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding recourse for customary
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carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall be deemed not to be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 2 of Annex B except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP (subject to the last sentence of the penultimate paragraph of the definition of Indebtedness).
“Permitted Residual Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries under a Residual Funding Facility; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Company or its Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 2 of Annex B except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).
“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness used to finance the purchase or origination of any receivables or other assets subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Company and its Subsidiaries from the applicable Securitization Entity and (ii) the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Company or its Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 2 of Annex B except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).
“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries incurred under a Servicing Advance Facility; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Servicing Advance
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Facility Indebtedness for which the holder thereof has contractual recourse to the Company or its Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 2 of Annex B except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).
“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Company or its Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 2 of Annex B except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP (subject to the last sentence of the penultimate paragraph of the definition of Indebtedness).
“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.
“PHH” means PHH Corporation, a Maryland corporation.
“PMC” means PHH Mortgage Corporation, a New Jersey corporation.
“Plan” means an “employee pension benefit plan” (as defined in section 3(2) of ERISA) subject to Title IV of ERISA or section 430 of the Code (other than a Multiemployer Plan), that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“property” or “properties” means, unless otherwise specifically limited, real or personal assets or property of any kind, tangible or intangible, choate or inchoate.
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“Purchaser” means each of the Purchasers of Notes and the Warrants identified in the signature pages to the Agreement.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Company in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Company in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness or Permitted Residual Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined by senior management of the Company in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third-party has a binding contractual commitment to purchase from the Company or any of its Restricted Subsidiaries shall be the minimum price payable to the Company or such Restricted Subsidiary for such asset pursuant to such contractual commitment.
“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with clause (1), (4) (other than in respect of the Existing Indebtedness), (13), (16), (17) or (28) of the definition of “Permitted Indebtedness” that does not:
(1)    result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (or, if such Refinancing Indebtedness is issued with original issue discount, the aggregate issue price of such Indebtedness is not more than the aggregate principal amount of Indebtedness being refinanced) (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable tender premiums, as determined in good faith by the Company, defeasance costs, accrued interest and fees and expenses incurred by the Company in connection with such Refinancing and amounts of Indebtedness otherwise permitted to be incurred under this Agreement); or
(2)    create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a scheduled final maturity earlier than the scheduled final maturity of the Indebtedness being Refinanced;
provided that (i) (a) if the Indebtedness being Refinanced is Indebtedness of the Company, such Indebtedness that is incurred is incurred by the Company or (b) if the Indebtedness being Refinanced is Indebtedness of a Restricted Subsidiary, such Indebtedness
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that is incurred is incurred by the Company or any Restricted Subsidiary, and (ii) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate and/or junior to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.
“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables.
“Reportable Event” shall have the same meaning as in Section 4043(c) of ERISA.
“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (i) MSRs, (ii) pools or portfolios of MSRs, or (iii) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Signing Date (or substantially similar in nature to such rights or obligations in existence on the Signing Date) or pursuant to the guidelines or regulations of a Specified Government Entity.
“Required Holders” means, at any time, the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Residential Mortgage Loan” means any residential mortgage loan, manufactured housing installment sale contract and loan agreement, home equity loan, home improvement loan, consumer installment sale contract or similar loan evidenced by a Residential Mortgage Note, and any installment sale contract, loan contract or chattel paper.
“Residential Mortgage Note” means a promissory note, bond or similar instrument evidencing indebtedness of an obligor under a Residential Mortgage Loan, including, without limitation, all related security interests and any and all rights to receive payments due thereunder.
“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Restricted Subsidiary secured by Residual Interests.
“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Company or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.
“Responsible Officer” means any Senior Financial Officer of the Company and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Investment” means an Investment other than a Permitted Investment.
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“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context requires otherwise, any reference herein to a “Restricted Subsidiary” or “Restricted Subsidiaries” shall mean each direct and indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors.
“SEC Reports” has the meaning specified in Section 5.1.
“Security Agreement” means the Pledge and Security Agreement, in substantially the form attached as Exhibit 7 to the Note Purchase Agreement, to be dated as of the Initial Issue Date and entered into by the Company, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Security Documents” means the Security Agreement, any intellectual property security agreements and all other instruments, documents and agreements evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Holders, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Securitization” means a public or private transfer, sale or financing of (i) Servicing Advances, (ii) MSRs (other than MSRs relating to MTM MSR Indebtedness), (iii) mortgage loans, (iv) installment contracts, (v) deferred servicing fees, (vi) warehouse loans secured by mortgage loans, (vii) mortgage backed and other asset backed securities, including interest only securities, (viii) dealer floorplan loans and/or (ix) other loans and related assets, (x) other receivables or similar assets (or any interests in any of the foregoing) and any other asset capable of being securitized, (clauses (i)-(x) above, collectively, the “Securitization Assets”) by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Securitization Assets to a Securitization Entity, but excluding any MTM MSR Indebtedness and any MSRs relating to MTM MSR Indebtedness.

“Securitization Assets” has the meaning specified in the definition of “Securitization.”
“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company and (iii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of
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whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company other than under Credit Enhancement Agreements.
“Securitization Indebtedness” means (i) Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Company or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Company or any of its Restricted Subsidiaries.
“Senior Financial Officer” means, with respect to any Person, the chief financial officer, the chief executive officer, principal accounting officer, treasurer, assistant treasurer or financial controller of such Person.
“Servicing” means loan servicing, sub-servicing rights, special servicing rights and master servicing rights and obligations including one or more of the following functions (or a portion thereof): (a) the administration and collection of payments for the reduction of principal and/or the application of interest on a loan (including for the avoidance of doubt, administering any loan modification and other loss mitigation efforts); (b) the collection of payments on account of taxes and insurance; (c) the remittance of appropriate portions of collected payments; (d) the provision of full escrow administration; (e) the right to receive fees and other compensation and any ancillary fees arising from or connected to the assets serviced, earnings and other benefits of the related accounts and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly includes the right to enter into arrangements with third Person that generate ancillary fees and benefits with respect to the serviced assets (whether such assets are serviced as primary servicer, sub-servicer, special servicer and/or master servicer); (f) the realization on the security for a loan (and the administration of any related REO Assets); and (g) any other obligation imposed on a servicer pursuant to a Servicing Agreement.
“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Company or any of its Restricted Subsidiaries based on such collateral.
“Servicing Advances” means the right to be reimbursed for advances made by the Company or any of its Restricted Subsidiaries in its capacity as servicer or any predecessor servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer or any predecessor servicer pursuant to any Servicing Agreement.
“Servicing Agreements” means any servicing agreements (including whole loan servicing agreements for portfolios of whole mortgage loans), pooling and servicing agreements, interim servicing agreements and other servicing agreements, and any other agreement governing the rights, duties and obligations of either the Company or any Restricted Subsidiary, as a servicer, under such servicing agreements, including the servicing guide of any Specified Government
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Entities, as a servicer, under such servicing agreements (including for the avoidance of doubt, any agreements related to primary servicing, sub-servicing, special servicing and master servicing).
“Short Sales” is defined in Section 5A.9.
“Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Signing Date.
“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business or with respect to any transaction contemplated to be undertaken after the date of determination; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Specified Deferred Servicing Fees” means the right to payment, whether now or hereafter acquired or created, of deferred fees payable to the Company and its Restrictive Subsidiaries under each of the Servicing Agreements; provided, however, that “Specified Deferred Servicing Fees” shall not include any rights to repayment of Servicing Advances.
“Specified Government Entities” means the Federal Housing Administration, Veterans Administration, Ginnie Mae, Fannie Mae, Freddie Mac or other similar governmental agencies or government sponsored programs.
“Specified Loan Value” means (i) the fair value of all receivables evidencing loans made to unaffiliated third parties, any interest in the real properties or other collateral underlying such loans and any proceeds thereof held by the Company and its Restricted Subsidiaries on a consolidated basis less (ii) the aggregate outstanding amount of Indebtedness under any repurchase agreement or other financing agreement that is secured by and attributable to such loans.
“Specified MSR Value” means the value of all MSRs of the Company and its Restricted Subsidiaries, as such value is determined by the Company in good faith using the same methodology that the Company uses when preparing its financial statements. For the avoidance of doubt, “Specified MSR Value” shall not include the value of any Specified Deferred Servicing Fees.
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“Specified Net Servicing Advances” means the amount of (i) the sum of (A) the book value of all Servicing Advances (including, but not limited to, all Unencumbered Servicing Advances) and (B) all deferred servicing fees that are pledged pursuant to any Servicing Advance Facility, less (ii) the aggregate outstanding amounts under any Servicing Advance Facility.
“Specified Residual Value” means (i) the fair value of all Residual Interests held by the Company and its Restricted Subsidiaries on a consolidated basis less (ii) the aggregate outstanding amount of Indebtedness under any Residual Funding Facility.
“Subsequent Closing” is defined in Section 3.
“Subsequent Issue Date” is defined in Section 2.
“Subsidiary,” with respect to any Person, means:
(1)    any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or
(2)    any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.
“Tangible Net Worth” means (i) the Consolidated Total Assets of the Company and its Subsidiaries less (1) goodwill and (2) intangible assets of the Company and its Subsidiaries, less (ii) the Company’s and its Subsidiaries’ Total Liabilities, in each case determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.
“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.
“Total Liabilities” means the total liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.
“Total LTV Ratio” means (I) as of the last date of any Fiscal Quarter, the loan-to-value ratio as of such date of (i) the aggregate principal amount of the Corporate Indebtedness then outstanding to (ii) the sum of:
(A)     Specified Net Servicing Advances, plus
(B)     Specified Deferred Servicing Fees that are subject to a valid and perfected first priority Lien in favor of the New Notes Collateral Trustee, plus
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(C)     the excess of Specified MSR Value over the aggregate outstanding principal balance of MTM MSR Indebtedness and Permitted MSR Indebtedness to the extent advanced with respect to MSRs, plus
(D)     the greater of zero and the result of (x) the sum of (i) all Unrestricted Cash of the Company and any guarantor in respect of the New First Lien Notes that is subject to a valid and perfected first priority lien in favor of the New Notes Collateral Trustee and (ii) up to $40,000,000 of Unrestricted Cash of any Restricted Subsidiary that is not a guarantor in respect of the New First Lien Notes to the extent that such cash may be freely distributed by such Restricted Subsidiary to the Company or a guarantor in respect of the New First Lien Notes minus (y) $50,000,000, plus
(E)     Advance Facility Reserves, plus
(F)     Specified Loan Value, plus
(G)    Specified Residual Value, plus
(H)    without duplication of clause (D), the fair value of marketable securities held by the Company and its Subsidiaries that are subject to a valid and perfected first priority Lien in favor of the New Notes Collateral Trustee as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Holders;
provided that the foregoing calculations in clause (ii) shall not include (x) any assets that have a negative value and (y) any Excess Servicing Strips; and (II) as of any other date of determination, the amount set forth in clause (I) above as of the last day of the calendar month most recently ended for which internal financial statements are available, as calculated on a pro forma basis after giving effect to any Corporate Indebtedness incurred on such date.
“Trading Window” is defined in Section 5A.11.
“Transaction Documents” means the Notes Documents, the Warrants and the Registration Rights Agreement.
“Transfer Agent” is defined in Section 5A.6.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“Unencumbered Servicing Advances” means all rights to reimbursement or payment, whether now or hereafter acquired or created, of any Servicing Advances that do not collateralize or secure any Servicing Advance Facility, and includes, in any event, all rights to reimbursement or payment of Servicing Advances pursuant to the Servicing Agreements.
“Unrestricted Cash” means all unrestricted Cash and Cash Equivalents of the Company and its consolidated Subsidiaries that are not required to be reserved by such Person in a restricted escrow arrangement or other similarly restricted arrangement pursuant to a contractual
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agreement or requirement of law. For purposes of clarification, Cash or Cash Equivalents that are deposited into an account with respect to which such Person has the sole right of withdrawal of such cash or Cash Equivalents and are available for use by such Person in its business without restriction shall be considered unrestricted regardless of whether there may be a Lien on such account.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Indebtedness and other Indebtedness that is not recourse to the Company or any Restricted Subsidiary or any of their assets;
(2)    except as permitted by Section 8 of Annex B, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
(3)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and
(5)     is concurrently designated as an Unrestricted Subsidiary under the New First Lien Notes or any Permitted Refinancing thereof (in each case, if outstanding).
For the avoidance of doubt, in no event shall PMC or PHH constitute an Unrestricted Subsidiary.
“U.S. Economic Sanctions” is defined in Section 5.33(a).
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (excluding in all cases,
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Securitizations), with a financial institution or other lender or purchaser exclusively to (i) either (x) finance or refinance the purchase, origination or funding by the Company or a Restricted Subsidiary of the Company of, or (y) provide funding to the Company or a Restricted Subsidiary of the Company through the pledge or transfer of, loans, mortgage-related securities (excluding securities related solely to MSRs) and other mortgage-related receivables (or any interest therein) purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (ii) finance or refinance Servicing Advances; or (iii) finance or refinance REO Assets related to loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company; or (iv) finance or refinance any Securitization Asset; provided that such purchase, origination, pooling, funding refinancing and carrying is in the ordinary course of business. Notwithstanding anything to the contrary, in no event shall a Warehouse Facility include any financing arrangement with respect to MSRs related to MTM MSR Indebtedness.
“Warehouse Facility Trusts” means any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which notes and securities are backed by (i) specified loans, mortgage-related securities and other receivables purchased by, and/or contributed to, such Person from the Company or any Restricted Subsidiary of the Company; (ii) specified Servicing Advances purchased by, and/or contributed to, such Person from the Company or any other Restricted Subsidiary of the Company; or (iii) the carrying of REO Assets related to loans and other receivables purchased by, and/or contributed to, such Person or any Restricted Subsidiary of the Company.
“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; provided that the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.
“Warrant Shares” means the shares of Company Common Stock issuable on exercise of the Warrants.
“Warrants” is defined in Section 1.2.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock into (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned
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by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.
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SCHEDULE 4.15

Terms of New First Lien Notes

[Omitted]

SCHEDULE 5.7

Capitalization

[Omitted]

SCHEDULE 5.9

Filings, Consents and Approvals

[Omitted]

1-1

EXHIBIT 1
Form of Note

OCWEN FINANCIAL CORPORATION
Senior Secured Notes due 2027

No. [ _________ ]	[ _____________ ]
$[ ___________ ]

FOR VALUE RECEIVED, the undersigned, Ocwen Financial Corporation (herein called the “Company”), a corporation organized and existing under the laws of Florida, hereby promises to pay to [______________________], or registered assigns, the principal sum of [__________] DOLLARS on [●], 20273 (the “Maturity Date”). Interest (computed on the basis of a 365 or 366-day year) shall accrue on the unpaid principal balance hereof at the rate of (i) 12.00% per annum in respect of interest paid in cash and (ii) 13.25% per annum in respect of PIK Interest (as defined below), in each case from the date hereof until the principal hereof shall have been paid in full, with such interest payable quarterly on the last Business Day of each March, June, September and December (the “Interest Payment Date”) in each year, commencing March 31, 2021, and on the Maturity Date. On each Interest Payment Date (other than the Maturity Date), the Company shall be permitted to either (a) pay the full amount of interest for such interest period on the unpaid principal balance hereof entirely in cash to the Holder of the Note or (b) if the Company shall have delivered written notice to such Holder of its intention to do so at least five (5) Business Days in advance of the Interest Payment Date, (i) pay interest for such interest period on all or a portion of the unpaid principal balance hereof by capitalizing an amount equal to the product of (x) 13.25% multiplied by (y) the quotient of (A) the number days in such interest period over (B) the number of days in such calendar year multiplied by (z) the unpaid principal balance hereof for which PIK Interest has been elected (the “PIK Interest”) on such Interest Payment Date by issuing a new Note in an aggregate principal amount equal to the amount of PIK Interest payable on such Interest Payment Date and (ii) pay interest for such interest period on all or a portion of the unpaid principal balance hereof in cash on such Interest Payment Date in an amount equal to the product of (x) 12.00% multiplied by (y) the quotient of (A) the number days in such interest period over (B) the number of days in such calendar year multiplied by (z) the unpaid principal balance hereof for which cash interest has been elected, provided, however, that (i) the Company shall make the same interest election ratably with respect to all then-outstanding Notes on each Interest Payment Date and (ii) with respect to Interest Payment Dates occurring after [•], 20224, the Company shall pay interest in cash on outstanding Notes on each Interest Payment Date in an aggregate amount at least equal to the lesser of (x) 7.00% per annum (determined based on the aggregate amount of Notes outstanding) and (y) the total Unrestricted Cash of the Company and its Subsidiaries less the greater of (i)
33 To be the sixth anniversary of the Initial Issue Date or, if such day is not a Business Day, the immediately preceding Business Day
44 To be the first anniversary of the Initial Issue Date
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$125,000,000 and (ii) the minimum liquidity amount required by any Agency. Following an increase in the principal amount of this Note as a result of PIK Interest, this Note shall bear interest on such increased principal amount from and after the date of such increase. On the Maturity Date, all interest on this Note shall be paid solely in cash. At any time when an Event of Default has occurred and is continuing, all amounts outstanding under this Note shall bear interest at 2.00% per annum above the interest rate otherwise applicable thereto, with such additional amounts required to be paid in cash on each Interest Payment Date and on demand.
Payments of principal of, interest (other than PIK Interest) on and any Make-Whole Amount owing pursuant to the Note Purchase Agreement shall be made in lawful money of the United States of America on the terms set forth in Section 14 of the Note Purchase Agreement.
This Note is one of the Notes (herein called the “Notes”) issued pursuant to the Note and Warrant Purchase Agreement, dated as of February 9, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company, the Purchasers signatory thereto and the Collateral Agent named therein and is entitled to the benefits thereof. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note that shall be issued and evidenced in electronic form (in “portable document format” (“.pdf”) form or any other electronic form) and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional and mandatory redemption, in whole or from time to time in part, at the times and on the terms (including with respect to the required payment of any applicable Make-Whole Amount) specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and the Obligations are accelerated pursuant to Section 12.1 of the Note Purchase Agreement, the principal of this Note shall become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
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This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such State.
OCWEN FINANCIAL CORPORATION
By:
Name:
Title:

EXHIBIT 2
Form of Warrant Certificate
[Filed separately]
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EXHIBIT 3
SECTION 1.01 Taxes.
(a)    Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company under any Notes Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Holder timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Company. The Company shall indemnify each Holder, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Holder or required to be withheld or deducted from a payment to such Holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Holder, shall be conclusive absent manifest error.
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section, the Company shall deliver to the applicable Holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such applicable Holder.
(f)    Status of Holders. (i) Any Holder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Notes Document shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a
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reduced rate of withholding. In addition, any Holder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Holder’s reasonable judgment such completion, execution or submission would subject such Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Holder.
(ii)    Without limiting the generality of the foregoing,
(A)    any Holder that is a U.S. Person shall deliver to the Company on or about the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-9 certifying that such Holder is exempt from U.S. federal backup withholding tax;
(B)    any foreign Holder shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the recipient) on or about the date on which such foreign Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company, whichever of the following is applicable:
(1)    in the case of a foreign Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Notes Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Notes Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a foreign Holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3A to the effect that such foreign Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a
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“10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W8BEN-E; or
(4)    to the extent a foreign Holder is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3B or Exhibit 3C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the foreign Holder is a partnership and one or more direct or indirect partners of such foreign Holder are claiming the portfolio interest exemption, such foreign Holder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3D on behalf of each such direct and indirect partner;
(C)    any foreign Holder shall, to the extent it is legally entitled to do so, deliver to the Company on or about the date on which such foreign Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company r to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Holder under any Notes Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by Applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall
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include any amendments made to FATCA after the date of this Agreement.
Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    [Reserved].
(i)    Survival. Each party’s obligations under this Section shall survive any assignment of rights by, or the replacement of, a Holder and the repayment, satisfaction or discharge of all obligations under any Notes Document.
SECTION 1.02 [Reserved].
SECTION 1.03 Definitions.
As used in this Exhibit, the following terms have the following meanings:
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or
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(c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Holder or required to be withheld or deducted from a payment to a Holder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Holder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Holder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such Holder acquires such interest in the Note or (ii) such Holder changes its lending office, except in each case to the extent that, pursuant to Section 1.01 of this Exhibit, amounts with respect to such Taxes were payable either to such Holder's assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its lending office, (c) Taxes attributable to such Holder’s failure to comply with Section 1.01(g) of this Exhibit and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“IRS” means the United States Internal Revenue Service.
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“Other Connection Taxes” means, with respect to any Holder, Taxes imposed as a result of a present or former connection between such Holder and the jurisdiction imposing such Tax (other than connections arising from such Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Notes Document, or sold or assigned an interest in any Note or Notes Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Notes Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Treasury Regulations” means the Treasury regulations promulgated under the Code.
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EXHIBIT 3A
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Holders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Note and Warrant Purchase Agreement dated as of February 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among OCWEN FINANCIAL CORPORATION, a corporation organized under the laws of Florida, Oaktree Fund Administration, LLC, in its capacity as collateral agent for the Holders and the Purchasers signatory thereto.
Pursuant to the provisions of Section 1.01 of Exhibit 3 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company, and (2) the undersigned shall have at all times furnished the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.
[NAME OF HOLDER]

By:_________________________________
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 3B
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Note and Warrant Purchase Agreement dated as of February 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among OCWEN FINANCIAL CORPORATION, a corporation organized under the laws of Florida, Oaktree Fund Administration, LLC, in its capacity as collateral agent for the Holders and the Purchasers signatory thereto.
Pursuant to the provisions of Section 1.01 of Exhibit 3 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Holder with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Holder in writing, and (2) the undersigned shall have at all times furnished such Holder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 3C
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Note and Warrant Purchase Agreement dated as of February 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among OCWEN FINANCIAL CORPORATION, a corporation organized under the laws of Florida, Oaktree Fund Administration, LLC, in its capacity as collateral agent for the Holders and the Purchasers signatory thereto.
Pursuant to the provisions of Section 1.01 of Exhibit 3 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Holder with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Holder and (2) the undersigned shall have at all times furnished such Holder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 3D
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Holders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Note and Warrant Purchase Agreement dated as of February 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among OCWEN FINANCIAL CORPORATION, a corporation organized under the laws of Florida, Oaktree Fund Administration, LLC, in its capacity as collateral agent for the Holders and the Purchasers signatory thereto.
Pursuant to the provisions of Section 1.01 of Exhibit 3 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Notes in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Notes, (iii) with respect to the extension of credit pursuant to the Note Purchase Agreement or any other Notes Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company, and (2) the undersigned shall have at all times furnished the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.
[NAME OF HOLDER]
By:_________________________________
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT 4

FORM OF REGISTRATION RIGHTS AGREEMENT

[Filed separately]

EXHIBIT 5

MAV Transaction Agreement Amendment

[Filed separately]

EXHIBIT 6

Form of Junior Priority Intercreditor Agreement

[Omitted]

EXHIBIT 7

Form of Security Agreement

[Omitted]